EXHIBIT 99.2

                          AGREEMENT AND PLAN OF MERGER

                           dated as of August 13, 1997

                                      Among

                                 ELCOTEL, INC.,

                          TECHNOLOGY SERVICE GROUP INC.
                                       and

                        ELCOTEL HOSPITALITY SERVICE, INC.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

TABLE OF DEFINITIONS..........................................................v

ARTICLE I - THE MERGER........................................................2
         Section 1.01  The Merger.............................................2
         Section 1.02  Conversion of Shares. .................................2
         Section 1.03  Surrender and Payment. ................................3
         Section 1.04  Stock Option Plans. ...................................5
         Section 1.05  TSG Warrants...........................................6
         Section 1.06  Fractional Shares......................................7

ARTICLE II - THE SURVIVING CORPORATION........................................7
         Section 2.01  Certificate of Incorporation. .........................7
         Section 2.02  Bylaws.  ..............................................7
         Section 2.03  Directors and Officers.  ..............................8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TSG...........................8
         Section 3.01  Organization and Power.  ..............................8
         Section 3.02  Corporate Authorization. ..............................8
         Section 3.03  Governmental Authorization.  ..........................9
         Section 3.04  Non-Contravention.  ...................................9
         Section 3.05  Capitalization of TSG. ...............................10
         Section 3.06  Capitalization of Subsidiaries.  .....................11
         Section 3.07  SEC Filings. .........................................11
         Section 3.08  Financial Statements.  ...............................11
         Section 3.09  Information Supplied.  ...............................12
         Section 3.10  Absence of Certain Changes.  .........................12
         Section 3.11  No Undisclosed Liabilities.  .........................13
         Section 3.12  Litigation.  .........................................14
         Section 3.13  Taxes. ...............................................14
         Section 3.14  Employee Benefit Plans; ERISA. .......................16
         Section 3.15  Certain Agreements; Compliance with Agreements.  .....17
         Section 3.16  Compliance with Laws and Orders.  ....................19
         Section 3.17  Environmental Matters. ...............................20
         Section 3.18  Assets.  .............................................21
         Section 3.19  Intellectual Property Rights.  .......................21
         Section 3.20  Labor Matters.  ......................................22
         Section 3.21  Transactions with Affiliates.  .......................22
         Section 3.22  Insurance.  ..........................................22
         Section 3.23  Takeover Statutes.  ..................................23
         Section 3.24  Finders' Fees.........................................23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ELCOTEL ......................23
         Section 4.01  Organization and Power.  .............................23
         Section 4.02  Corporate Authorization.  ............................23
         Section 4.03  Governmental Authorization.  .........................24

         Section 4.04  Non-Contravention.  ...................................24
         Section 4.05  Capitalization of Elcotel.  ...........................25
         Section 4.06  Capitalization of Subsidiaries.  ......................25
         Section 4.07  SEC Filings.  .........................................26
         Section 4.08  Financial Statements.  ................................26
         Section 4.09  Information Supplied.  ................................27
         Section 4.10  Absence of Certain Changes.  ..........................27
         Section 4.11  No Undisclosed Liabilities.............................28
         Section 4.12  Litigation.  ..........................................28
         Section 4.13  Taxes.  ...............................................29
         Section 4.14  Employee Benefits; ERISA.  ............................30
         Section 4.15  Certain Agreements; Compliance with Agreements.  ......32
         Section 4.16  Compliance with Laws and Orders.  .....................34
         Section 4.17  Environmental Matters.  ...............................34
         Section 4.18  Assets.  ..............................................34
         Section 4.19  Intellectual Property Rights. .........................35
         Section 4.20  Labor Matters. ........................................35
         Section 4.21  Transactions with Affiliates...........................36
         Section 4.22  Insurance.  ...........................................36
         Section 4.23  Takeover Statutes.  ...................................36
         Section 4.24  Finders' Fees..........................................37
         Section 4.25  Opinion of Financial Advisor.  ........................37

ARTICLE V - COVENANTS.........................................................37
         Section 5.01  Conduct of TSG.  ......................................37
         Section 5.02  Conduct of Elcotel.  ..................................39
         Section 5.03  No Solicitation........................................42
         Section 5.04  Approval of Stockholders.  ............................43
         Section 5.05  Preparation of Form S-4 and Proxy Statement.  .........44
         Section 5.06  Access to Information.   ..............................44
         Section 5.07  Notices of Certain Events.  ...........................45
         Section 5.08  Regulatory and Other Approvals. .......................46
         Section 5.09  Public Announcements.  ................................46
         Section 5.10  Further Assurances.  ..................................46
         Section 5.11  TSG Affiliates.  ......................................47
         Section 5.12  Obligations of Merger Subsidiary.  ....................47
         Section 5.13  Listing of Stock. .....................................47
         Section 5.14  Antitakeover Statutes.  ...............................47
         Section 5.15  Tax Treatment.  .......................................47
         Section 5.16  Appointment of Directors. .............................47

ARTICLE VI - GENERAL CONDITIONS PRECEDENT TO THE MERGER.......................48
         Section 6.01  Stockholder Approval.  ................................48
         Section 6.02  HSR Act.  .............................................48
         Section 6.03  Registration Statement; State Securities Laws..........48
         Section 6.04  Listing.  .............................................48
         Section 6.05  Suits or Other Proceedings.............................48
         Section 6.06  Employment Agreements..................................48

ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
         ELCOTEL AND MERGER SUBSIDIARY........................................49
         Section 7.01  Representations and Warranties. .......................49
         Section 7.02  Performance of Obligations.  ..........................49
         Section 7.03  No Material Adverse Change.  ..........................49
         Section 7.04  Consents.  ............................................49
         Section 7.05  Opinion of TSG Counsel.  ..............................49
         Section 7.06  Stockholders Agreement.  ..............................49
         Section 7.07  Proceedings.  .........................................49

ARTICLE VIII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
         OF TSG...............................................................50
         Section 8.01  Representations and Warranties.  ......................50
         Section 8.02  Performance of Obligations.  ..........................50
         Section 8.03  No Material Adverse Change.  ..........................50
         Section 8.04  Consents.  ............................................50
         Section 8.05  Opinion of Elcotel Counsel.  ..........................50
         Section 8.06  Stockholders Agreement.  ..............................51
         Section 8.07  Proceedings.  .........................................51
         Section 8.08  Tax Opinion.  .........................................51

ARTICLE IX - TERMINATION......................................................51
         Section 9.01  Termination.  .........................................51
         Section 9.02  Effect of Termination..................................52

ARTICLE X - MISCELLANEOUS ....................................................54
         Section 10.01  Notices.  ............................................54
         Section 10.02  Entire Agreement; Non-Survival of Representations
                            and Warranties; Third Party Beneficiaries.  ......55
         Section 10.03  Amendment.............................................55
         Section 10.04  Waiver.  .............................................55
         Section 10.05  Expenses.  ...........................................56
         Section 10.06  Successors and Assigns.  .............................56
         Section 10.07  Governing Law.  ......................................56
         Section 10.08  Jurisdiction.  .......................................56
         Section 10.09  Counterparts; Effectiveness.  ........................56
         Section 10.10  Interpretation.  .....................................56
         Section 10.11  Severability.  .......................................57
         Section 10.12  Specific Performance.  ...............................57

EXHIBITS

         Voting Agreement.....................................................A

         Affiliate Letter.....................................................B

         Opinion of TSG Counsel...............................................C

         Stockholders' Agreement..............................................D

         Opinion of Elcotel Counsel...........................................E

                              TABLE OF DEFINITIONS

Term                                                                 Section
----                                                                 -------
1933 Act                                                               3.03
1934 Act                                                               3.03
Acor                                                                  preamble
Adjusted Option                                                        1.04(a)
Affiliate Letter                                                       5.11
Alternative Proposal                                                   5.03
Antitrust Division                                                     5.08
Closing                                                                1.01(b)
Closing Date                                                           1.01(b)
Code                                                                  recitals
Confidentiality Agreement                                              5.06(a)
Delaware Law                                                           1.01(a)
Elcotel                                                               preamble
Elcotel 10-K                                                           4.08
Elcotel Agreement                                                      4.04
Elcotel Balance Sheet                                                  4.08
Elcotel Balance Sheet Date                                             4.08
Elcotel Common Stock                                                   1.02(a)
Elcotel Disclosure Letter                                              2.03
Elcotel ERISA Affiliate                                                4.14(a)
Elcotel Financial Statements                                           4.08
Elcotel Plans                                                          4.05(a)
Elcotel Benefit Plans                                                  4.14(a)
Elcotel Securities                                                     4.05(a)
Elcotel SEC Documents                                                  4.07(a)
Elcotel Stockholders' Approval                                         5.03(b)
Elcotel Stockholders' Meeting(s)                                       5.03(b)
Elcotel Subsidiary Securities                                          4.06
Elcotel Tax Returns                                                    4.13
Effective Time                                                         1.01(c)
Environmental Laws                                                     3.17(b)
Environmental Liabilities                                              3.17(b)
ERISA                                                                  3.14(a)
Exchange Agent                                                         1.03(a)
Form S-4                                                               4.09
FTC                                                                    5.08
GAAP                                                                   3.08
Governmental Authorities                                               3.03
Hazardous Substance                                                    3.17(b)

Term                                                                  Section
----                                                                  -------
HSR Act                                                                 3.03
Intellectual Property                                                   3.19(a)
Laws                                                                    3.04
Material Adverse Effect                                                 3.01
Merger                                                                  1.01(a)
Merger Consideration                                                    1.02(c)
Merger Subsidiary                                                      preamble
Notice of Superior Proposal                                             5.04(a)
Orders                                                                  3.04
Person                                                                  1.02(d)
Proxy Statement                                                         3.09
Qualified Stock Options                                                 1.04(a)
Takeover Statute                                                        3.23
Taxes                                                                   3.13(i)
Taxing Authority                                                        3.13(i)
Tax Return                                                              3.13(i)
TSG                                                                    preamble
TSG 10-K                                                                3.08
TSG Affiliates                                                          5.11
TSG Agreement                                                           3.04
TSG Balance Sheet                                                       3.08
TSG Balance Sheet Date                                                  3.08
TSG Benefit Plans                                                       3.14(a)
TSG Common Stock                                                        1.02(a)
TSG Disclosure Letter                                                   3.08
TSG ERISA Affiliate                                                     3.14(a)
TSG Financial Statements                                                3.01
TSG Group                                                               3.13(i)
TSG Option Plans                                                        1.04(a)
TSG Preferred Stock                                                     3.05(a)
TSG Securities                                                          3.05(a)
TSG Subsidiary Securities                                               3.06
TSG SEC Documents                                                       3.07(a)
TSG Stockholders' Approval                                              5.03(a)
TSG Stockholders' Meeting                                               5.04(a)
TSG Stock Option                                                        1.04(a)
TSG Tax Returns                                                         3.13(a)
Service                                                                 3.13(h)
Share(s)                                                                1.02(a)
Stockholders                                                            recitals

Term                                                                    Section
----                                                                    -------
Stockholders' Meetings                                                  5.04(b)
Subsidiary                                                              1.02(d)
Subsidiary of TSG                                                       3.17(b)
Superior Proposal                                                       5.03(a)
Surviving Corporation                                                   1.01(a)
Voting Agreement                                                       recitals
Wexford                                                                recitals

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of August 13, 1997 among ELCOTEL, INC., a Delaware corporation ("Elcotel"), TECHNOLOGY SERVICE GROUP, INC., a Delaware corporation ("TSG"), and ELCOTEL HOSPITALITY SERVICE, INC., a Delaware corporation and a wholly-owned subsidiary of Elcotel ("Merger Subsidiary").

                  WHEREAS, the respective Boards of Directors of Elcotel and TSG have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the acquisition of TSG by Elcotel by means of a merger of Merger Subsidiary into TSG, as a result of which TSG will become a wholly owned subsidiary of Elcotel, all on the terms and conditions set forth herein;

                  WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

                  WHEREAS, as a condition and inducement to Elcotel entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Elcotel is entering into a Voting Agreement with Wexford Partners Fund, L.P. ("Wexford") and Fundamental Management Corporation ("Fundamental", together with Wexford, the "Stockholders"), in the form of Exhibit A hereto (the "Voting Agreement") pursuant to which, among other things, Wexford has agreed to vote the shares of TSG Common Stock owned by it in favor of this Agreement and the Merger and other transactions provided for herein and Fundamental has agreed to vote the shares of Elcotel Common Stock owned by it in favor of the issuance of shares of Elcotel Common Stock pursuant to the Merger and the other transactions contemplated by the Merger.

                  NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein and in the Voting Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I.
                                   THE MERGER

                  Section A.  The Merger.

                    1. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into TSG in accordance with the Delaware General Corporation Law (the "Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and TSG shall continue as the surviving corporation (the "Surviving Corporation");

                    2. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the fifth business day after satisfaction of the conditions set forth in Article 6, at the offices of Schnader, Harrison, Segal & Lewis LLP, 14th Floor, 330 Madison Avenue, New York, New York 10017, unless another time, date or place is agreed to in writing by the parties hereto;

                    3. Upon the Closing, TSG and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by Elcotel and TSG and specified in the certificate of merger (the "Effective Time");

                    4. The Merger shall have the effects set forth in Section 259 of the Delaware Law; and

                    5. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, privileges, rights, approvals, immunities and franchises of Merger Subsidiary or TSG, or to effect the other purposes of this Agreement.

                  Section B. Conversion of Shares.

                    1. At the Effective Time by virtue of the Merger, and without any action on the part of the holder of any common stock of TSG or Merger Subsidiary:

                         a. each share of Common Stock, par value $0.01 per share, of TSG (the "TSG Common Stock") held by TSG as treasury stock or owned by Elcotel or any Subsidiary of Elcotel immediately prior to the Effective Time shall automatically be canceled and retired without any conversion thereof, and no Elcotel Common Stock or other consideration shall be delivered in exchange therefor;

                         b. each share of common stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall automatically be converted into and become one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

                         c. each share (each, a "Share" and collectively, the "Shares") of TSG Common Stock outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a)(i), automatically be converted into the right to receive 1.05 shares of fully paid and non-assessable Common Stock, par value $0.01 per share of Elcotel (the "Elcotel Common Stock").

                    2. From and after the Effective Time, all Shares converted in accordance with Section 1.02(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of Common Stock of the Surviving Corporation into which they were converted in accordance with Section 1.02(a)(ii);

                    3. The Elcotel Common Stock to be received as consideration pursuant to the Merger by each holder of Shares (together with cash in lieu of fractional shares of Elcotel Common Stock) is referred to herein as the "Merger Consideration"; and

                    4. For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

                  Section C.  Surrender and Payment.

                    1. Prior to the Effective Time, Elcotel shall appoint an agent reasonably satisfactory to TSG (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Promptly after the Effective Time (but in any event within five business days thereafter), Elcotel will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time (i) a letter of transmittal for use in such exchange (which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title to the certificates representing TSG Common Stock shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the certificates representing Shares in exchange for the certificates representing Elcotel Common Stock and cash in lieu of fractional shares of Elcotel Common Stock. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of certificates theretofore representing Shares for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law;

                    2. Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive the Merger Consideration payable in respect of such Shares and any dividends payable pursuant to Section 1.03(f). Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration and any dividends payable pursuant to
Section 1.03(f) and the holder thereof shall not be entitled to vote the Elcotel Common Stock until such certificate is surrendered;

                    3. If any certificate representing Merger Consideration is to be delivered to a Person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to the issuance of such certificate evidencing Elcotel Common Stock that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Elcotel Common Stock to a Person other than the registered holder of such Shares represented by the certificate or certificates so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable;

                    4. After the Effective Time, there shall be no further registration of transfers of Shares on the stock transfer book of TSG. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article I;

                    5. Any portion of the Merger Consideration that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Elcotel, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 1.03 prior to that time shall thereafter look only to Elcotel for payment of the Merger Consideration. Notwithstanding the foregoing, Elcotel shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares seven years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of Elcotel free and clear of any claims or interest of any Person previously entitled thereto;

                    6. No dividends or other distributions with respect to Elcotel Common Stock issued in the Merger shall be paid to the holder of any unsurrendered certificates representing Shares until such certificates are surrendered as provided in this Section 1.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Elcotel Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of Elcotel Common Stock and not previously paid, less the amount of any withholding taxes which may be required thereon;

                    7. In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming such certificate to be lost, stolen or destroyed, Elcotel will, after the Effective Time, issue in exchange for such lost, stolen or destroyed certificate the certificate evidencing shares of Elcotel Common Stock deliverable in respect thereof, as determined in accordance with this Article I. When authorizing such issue of the certificate of shares of Elcotel Common Stock in exchange therefor, Elcotel may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Elcotel a bond in such sum as it may direct as indemnity against any claim that may be made against Elcotel with respect to the certificate alleged to have been lost, stolen or destroyed; and

                    8. Approval and adoption of this Agreement by the stockholders of TSG shall constitute, as an integral part of the Merger, ratification of the appointment of, and the reappointment of, said Exchange Agent.

                  Section D.  Stock Option Plans.

                    1. At or before the Effective Time, Elcotel and TSG shall take such action as may be required to effect the following: the terms of each outstanding option granted by TSG to purchase shares of TSG Common Stock (a "TSG Stock Option") under the TSG 1994 Omnibus Stock Plan (the "Omnibus Plan"), the TSG 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the TSG 1995 Non-Employee Director Stock Option Plan (the "Director Plan," together with the Omnibus Plan and the Stock Purchase Plan, collectively, the "TSG Option Plans"), whether vested or unvested, shall be adjusted as necessary to provide that at the Effective Time, each TSG Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute and shall become an option to acquire, on the same terms and conditions as were applicable under such TSG Stock Option, the same number of shares of Elcotel Common Stock as the holder of such TSG Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such TSG Stock Option in full immediately prior to the Effective Time, at a price per share of Elcotel Common Stock equal to (i) the aggregate exercise price for the shares of TSG Common Stock otherwise purchasable pursuant to such TSG Stock Option divided by (ii) the aggregate number of shares of Elcotel Common Stock deemed purchasable pursuant to such TSG Stock Option (each, as so adjusted, an "Adjusted Option"); provided that (after aggregating all the Shares of a holder subject to TSG Stock Options) any fractional share of Elcotel Common Stock resulting from such calculation for such holder shall be rounded up to the nearest whole share and provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code;

                    2. As soon as practicable after the Effective Time, Elcotel shall deliver to the holders of TSG Stock Options appropriate notices setting forth such holders' rights pursuant to the respective TSG Option Plans and the agreements evidencing the grants of such TSG Stock Options and that such TSG Stock Options and agreements shall be assumed by Elcotel and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.04 after giving effect to the Merger); and

                    3. Elcotel shall take such actions as are reasonably necessary for the assumption of the TSG Option Plans pursuant to this Section 1.04, including the reservation, issuance and listing of Elcotel Common Stock as is necessary to effectuate the transactions contemplated by this Section 1.04. Elcotel shall prepare and file with the SEC a registration statement on Form S-8 or other appropriate form with respect to shares of Elcotel Common Stock subject to TSG Stock Options issued under such TSG Option Plans and shall use its reasonable efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such TSG Stock Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such TSG Stock Options remain outstanding.

                  Section E.  TSG Warrants.

                    1. At or before the Effective Time, Elcotel and TSG shall take such action in connection with warrants to purchase 575,000 shares of TSG Common Stock issued by TSG pursuant to that certain warrant agreement between TSG and Liberty Bank and Trust Company of Oklahoma City, N.A. dated as of May 10, 1996 as may be required to effect the following: the terms of each outstanding warrant to purchase shares of TSG Common Stock (a "TSG Public Warrant") issued pursuant to such warrant agreement shall be adjusted as necessary to provide that at the Effective Time, each TSG Public Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute and shall become a warrant to acquire, on substantially the same terms and conditions as were applicable under such TSG Public Warrant, the same number of shares of Elcotel Common Stock as the holder of such TSG Public Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such TSG Public Warrant in full immediately prior to the Effective Time.

                    2. At or before the Effective Time, Elcotel and TSG shall take such action in connection with the warrants to purchase 100,000 shares of TSG Common Stock issued by TSG pursuant to that certain underwriter's warrant agreement between TSG and Brookehill Equities, Inc. dated as of May 10, 1996 as may be required to effect the following: the terms of each outstanding warrant to purchase shares of TSG Common Stock (a "TSG Underwriter Warrant") issued pursuant to such underwriter's warrant agreement shall be adjusted as necessary to provide that at the Effective Time, each TSG Underwriter Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute and shall become a warrant to acquire, on substantially the same terms and conditions as were applicable under such TSG Underwriter Warrant, the same number of shares of Elcotel Common Stock as the holder of such TSG Underwriter Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such TSG Underwriter Warrant in full immediately prior to the Effective Time.

                    Section F. Fractional Shares. Neither certificates nor scrip for fractional shares of Elcotel Common Stock will be issued in the Merger, but in lieu thereof each holder of TSG Common Stock otherwise entitled to a fraction of a share of Elcotel Common Stock (after aggregating all fractional shares of TSG Common Stock that would otherwise be received by such holder) will be entitled hereunder to receive a cash payment. The amount of such cash payment shall equal, in the case of each fractional share, an amount (rounded to the nearest whole cent), without interest, calculated as the product of (i) such fraction, multiplied by (ii) the arithmetic mean of the closing sales prices for the Elcotel Common Stock reported on the NASDAQ National Market System for each of the five (5) consecutive trading days on which Elcotel Common Stock was traded immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the NASDAQ National Market System. No such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of Elcotel.

                                   ARTICLE II.
                            THE SURVIVING CORPORATION

                  Section A. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary shall be the certificate of incorporation of the Surviving Corporation, except that, at the Effective Time, the name of the Surviving Corporation shall be changed to "TSG" or such other name as Elcotel may designate on or before the Effective Time, until thereafter amended in accordance with applicable law and such certificate of incorporation.

                  Section B. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law, the certificate of incorporation of the Surviving Corporation and such bylaws.

                  Section C. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the Delaware Law and the certificate of incorporation and bylaws of the Surviving Corporation, the directors and the officers of the Surviving Corporation shall be those persons set forth on Schedule 2.03 to the disclosure letter delivered by Elcotel and Merger Subsidiary to TSG concurrently with the execution and delivery of this Agreement (the "Elcotel Disclosure Letter").

                                  ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF TSG

                  TSG represents and warrants to Elcotel that:

                  Section A. Organization and Power. Each of TSG and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of TSG and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on TSG. For purposes of this Agreement, a "Material Adverse Effect" with respect to any Person means a material adverse effect (i) on the condition (financial or otherwise), business, liabilities, properties, assets, results of operations or prospects of such Person and its Subsidiaries, taken as a whole, or (ii) on the ability of such Person to perform its obligations under or to consummate the transactions contemplated by this Agreement. Schedule 3.01 to the disclosure letter delivered by TSG to Elcotel and Merger Subsidiary concurrently with the execution and delivery of this Agreement (the "TSG Disclosure Letter") sets forth (i) the name and jurisdiction of incorporation of each Subsidiary of TSG, (ii) its authorized capital stock,
(iii) the number of issued and outstanding shares of capital stock, and (iv) the record and beneficial owners of such shares. Except as set forth on Schedule
3.01 to the TSG Disclosure Letter, TSG does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person. TSG has heretofore delivered to Elcotel true and complete copies of the certificate or articles of incorporation and bylaws as currently in effect of TSG and its Subsidiaries.

                 Section B. Corporate Authorization. The execution, delivery and performance by TSG of this Agreement and the consummation by TSG of the transactions contemplated hereby are within TSG's corporate powers and, except as set forth in the second succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action, including without limitation its Board of Directors. The Board of Directors of TSG has recommended approval and adoption of this Agreement by the stockholders of TSG and directed that this Agreement be submitted to the stockholders of TSG for their approval. The affirmative vote of a majority of the outstanding Shares is the only vote of any class or series of TSG's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by TSG and, subject to the receipt of the approval described in the immediately preceding sentence, constitutes a legal, valid and binding agreement of TSG, enforceable against TSG in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding in equity or at law).

                  Section C. Governmental Authorization. The execution, delivery and performance by TSG of this Agreement, and the consummation by TSG of the transactions contemplated hereby, require no action by or in respect of, or filing with or notice to, any United States federal, state or local government, any foreign country, any foreign state or local government or any court, administrative agency or commission or other governmental or regulatory agency or authority of any of the foregoing (collectively "Governmental Authorities" and individually a "Governmental Authority"), other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which TSG is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"); (d) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act"); (e) compliance with any other applicable securities laws; and (f) those set forth on Schedule 3.03 to the TSG Disclosure Letter.

                  Section D. Non-Contravention.  Except as set forth on Schedule
3.04 to the TSG Disclosure Letter, the execution, delivery and performance by TSG of this Agreement do not, and the consummation by TSG of the transactions contemplated hereby will not require the consent of any other Person, or conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the assets or properties of TSG or any of its Subsidiaries under, any of the terms, conditions or provisions of (a) the certificate or articles of incorporation, bylaws or similar organizational documents of TSG or any of its Subsidiaries, (b) assuming receipt of the approval of stockholders referred to in Section 3.02, and compliance with the matters referred to in Section 3.03, any United States or foreign statute, law, regulation, rule or ordinance (together "Laws") or any judgment, injunction, order, writ, license, permit or decree of any Governmental Authority (together "Orders") binding upon or applicable to TSG, any Subsidiary of TSG or any of their respective assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, lease, contract, instrument or other agreement of any kind to which TSG or any Subsidiary of TSG is a party or by which TSG or any Subsidiary of TSG or any of their respective assets or properties is bound (a "TSG Agreement") or any license, franchise, permit or other similar authorization held by TSG or any Subsidiary of TSG. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and, in addition with respect to real property, any easement, right of way or other restriction, limitation or burden of any kind in respect of such real property.

                  Section E.   Capitalization of TSG.

                    1. The authorized capital stock of TSG consists solely of 10,000,000 shares of TSG Common Stock and 100,000 shares of preferred stock, par value $100.00 per share (the "TSG Preferred Stock"). As of the close of business on July 31, 1997, (i) 4,708,476 shares of TSG Common Stock are issued and outstanding, no shares of TSG Common Stock are issued and held in the treasury of TSG, and 1,491,524 shares of TSG Common Stock are reserved for issuance under the TSG Option Plans and the TSG Warrants; (ii) options to purchase 579,250 shares of TSG Common Stock were outstanding under the TSG Option Plans (excluding approximately 9,306 shares subject to a pending offering under the Stock Purchase Plan) and warrants to purchase 675,000 shares of TSG Common Stock were outstanding under the TSG Warrants, and (iii) no shares of TSG Preferred Stock are issued, outstanding or held in the treasury of TSG. All the outstanding shares of TSG Common Stock are, and all shares reserved for issuance will be, when issued in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section
3.05 and (ii) for Shares that may be issued as provided in Section 5.01(f), there are outstanding (x) no shares of capital stock or other voting securities of TSG, (y) no securities of TSG convertible into or exchangeable for shares of capital stock or voting securities of TSG, and (z) no options, warrants or other rights to acquire from TSG, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, obligating TSG to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TSG or obligating TSG to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "TSG Securities").

                    2. Except as set forth on Schedule 3.05 to the TSG Disclosure Letter, there are no voting trusts or other agreements or understandings to which TSG or any Subsidiary of TSG is a party with respect to the voting of the capital stock of TSG or any Subsidiary of TSG. None of TSG or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any TSG Securities or any capital stock of any Subsidiary of TSG, including as a result of the transactions contemplated by this Agreement or to provide funds to, or make any investment in, any Subsidiary of TSG or any other Person. Except as permitted by this Agreement, following the Merger, neither TSG nor any of its Subsidiaries will have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                  Section F. Capitalization of Subsidiaries. Except as set forth on Schedule 3.06 to the TSG Disclosure Letter, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of TSG, are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by TSG, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no (i) outstanding securities of TSG or any Subsidiary of TSG convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of TSG, or (ii) options, warrants or other rights to acquire from TSG or any Subsidiary of TSG, and no other obligation of TSG or any Subsidiary of TSG to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of TSG (the items in clauses (i) and (ii) being referred to collectively as the "TSG Subsidiary Securities").

                  Section G.  SEC Filings.

                    1. TSG has filed all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") required to be filed by TSG since April 1, 1995 (the "TSG SEC Documents");

                    2. As of its filing date, each TSG SEC Document filed pursuant to the 1934 Act complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                    3. Each TSG SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective complied as to form in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    Section H. Financial Statements. The audited consolidated financial statements included in TSG's Annual Report on Form 10-K for the fiscal year ended March 28, 1997 (the "TSG 10-K") and the unaudited consolidated interim financial statements of TSG included in the TSG SEC Documents filed after such date (collectively the "TSG Financial Statements") complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TSG and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to footnote disclosures and normal year-end adjustments in the case of any unaudited interim financial statements). The TSG Financial Statements have been prepared from and are consistent with the books and records of TSG, which reflect all material transactions of TSG and its Subsidiaries. For purposes of this Agreement, "TSG Balance Sheet" means the consolidated balance sheet of TSG as of March 28, 1997 set forth in the TSG 10-K and "TSG Balance Sheet Date" means March 28, 1997. Each Subsidiary of TSG is treated as a consolidated subsidiary of TSG in the TSG Financial Statements for all periods covered thereby.

                    Section I. Information Supplied. None of the information supplied or to be supplied by TSG for inclusion or incorporation by reference in and none of the statements based on such information contained in (i) the joint proxy statement to be filed with the SEC relating to the stockholders' meetings of TSG and Elcotel to be held in connection with the Merger, as amended or supplemented from time to time (as so amended or supplemented, the "Proxy
Statement"), will, at the date the Proxy Statement is first mailed to stockholders and at the time of the meetings of such stockholders in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the registration statement on Form S-4 of Elcotel to be filed under the 1933 Act relating to the issuance of Elcotel Common Stock in the Merger, as amended or supplemented from time to time (as so amended or supplemented, the "Form S-4"), will, at the time the Form S-4 becomes effective under the 1933 Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    Section J. Absence of Certain Changes. Except as disclosed in the TSG SEC Documents filed prior to the date of this Agreement or as disclosed on Schedule 3.10 to the TSG Disclosure Letter, since March 28, 1997, TSG and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been:

                    1. any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on TSG;

                    2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of TSG, any issuance of TSG Common Stock other than upon exercise of TSG Warrants or TSG Options outstanding on March 28, 1997, or any repurchase, redemption or other acquisition by TSG or any Subsidiary of TSG of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, TSG or any Subsidiary of TSG;

                    3. any amendment of any term of any TSG Securities or TSG Subsidiary Securities;

                    4. (i) any incurrence or assumption by TSG or any Subsidiary of TSG of any indebtedness for borrowed money other than under existing credit facilities in the ordinary course of business consistent with past practices or
(ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by TSG or any Subsidiary of TSG for the obligations of any other Person (other than any wholly owned Subsidiary of TSG);

                    5. any creation or assumption by TSG or any Subsidiary of TSG of any consensual Lien on any material asset of TSG or any Subsidiary of TSG;

                    6. any making of any loan, advance or capital contribution to or investment in any Person by TSG or any Subsidiary of TSG other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of TSG or (ii) loans or advances to employees of TSG or any Subsidiary of TSG made in the ordinary course of business consistent with past practice;

                    7. (i) any contract or agreement entered into by TSG or any Subsidiary of TSG on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by TSG or any Subsidiary of TSG of any contract, license, or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on TSG, other than those contemplated by this Agreement;

                    8. any change in any method of accounting or accounting principles or practices by TSG or any Subsidiary of TSG, except for any such change required by reason of a change in GAAP; or

                    9. any (w) grant of any severance or termination pay to any director, officer or employee of TSG or any of its Subsidiaries, (x) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of TSG or any of its Subsidiaries, (y) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (z) increase in compensation or bonus in excess of fifteen percent or increase in other benefits payable to officers or employees of TSG or any of its Subsidiaries or increase in compensation, bonus or other benefits payable to directors of TSG or any of its Subsidiaries.

                    Section K. No Undisclosed Liabilities. Neither TSG nor any Subsidiary of TSG has any material liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except:

                    1. those liabilities and obligations set forth on the TSG Balance Sheet and not heretofore paid or discharged;

                    2. those liabilities and obligations incurred since March 28, 1997 in the ordinary course of business consistent with past practice; and

                    3. those liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                    Section L. Litigation. Except as disclosed on Schedule 3.12 to the TSG Disclosure Letter, (i) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of TSG, threatened against, relating to or affecting, nor are there are any Governmental Authority investigations or audits pending or, to the knowledge of TSG, threatened against, relating to or affecting, TSG or any of its Subsidiaries or any of their respective assets or properties nor, to the knowledge of TSG, is there any valid basis for any such action, suit, arbitration, proceeding, investigation or audit which, if adversely determined, would have a Material Adverse Effect on TSG, and (ii) neither TSG nor any of its Subsidiaries is subject to any order of any Governmental Authority which adversely affects the ability of TSG to consummate the transactions contemplated by this Agreement.

                  Section M.   Taxes.

                    1. All Tax Returns required to be filed by TSG, any of its Subsidiaries, or any corporation that was included in the filing of a return with TSG or its Subsidiaries on a consolidated, combined or unitary basis have been filed (the "TSG Tax Returns") and all Taxes required to be shown on the TSG Tax Returns, or a subsequent assessment with respect thereto, or otherwise due or payable (to the extent in excess of $50,000 in the aggregate) have been paid and any penalties and interest relating to such Taxes (to the extent in excess of $50,000 in the aggregate) have been paid. No other Taxes are payable by the TSG Group with respect to items or periods covered by such Tax Returns or with respect to Tax periods prior to the date of this Agreement. None of the TSG Tax Returns contain, or are required to contain, a disclosure statement under
Section 6662 of the Code, or any similar provision of state, local or foreign law, with respect to any items that relate to TSG or its Subsidiaries in order to avoid a penalty for any taxable year. All TSG Tax Returns are true, correct and complete in all material respects. TSG has made available to Elcotel correct and complete copies of all TSG Tax Returns for all periods which are not closed by the statute of limitations.

                    2. No adjustment relating to any TSG Tax Returns has been proposed formally or, to TSG's knowledge, informally by any Governmental Authority (to the extent in excess of $50,000 in the aggregate), and no basis exists for any such adjustment that would have a Material Adverse Effect on TSG. There are no outstanding subpoenas or requests for information with respect to any TSG Tax Returns or portions thereof. There are no pending or, to TSG's knowledge, threatened actions or proceedings for the assessment or collection of Taxes for which TSG or its Subsidiaries may be liable (to the extent in excess of $50,000 in the aggregate). There are no Tax liens on any assets of TSG or its Subsidiaries, except with respect to Taxes which are not yet due and payable.

                    3. No consent under Section 341(f) of the Code has been filed with respect to TSG or any of its Subsidiaries. Neither TSG nor any of its Subsidiaries is or has been subject to the dual consolidated loss provisions of
Section 1503 of the Code.

                    4. TSG and its Subsidiaries are members of an affiliated group (within the meaning of Section 1504 of the Code) that is eligible to file a consolidated return. No other entity is or has been eligible to file a consolidated or combined return with TSG and its Subsidiaries, and neither TSG nor its Subsidiaries have filed or consented to the filing of any Federal or state consolidated or combined return with any entity not a member of the TSG Group. Neither TSG nor any of its Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any Person for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

                    5. TSG and its Subsidiaries have properly accrued all current or contested Taxes on their books and records, and their books and records reflect reserves that are adequate for the payment of all Taxes not yet due and payable that are properly accruable thereon through the date of this Agreement (including Taxes being contested). Neither TSG nor any of its Subsidiaries have any material liability for any Taxes in excess of amounts accrued or the reserves established. All Taxes required to be withheld, collected or deposited in connection with the operations and activities of TSG or its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant taxing authority.

                    6. TSG owns one share of Elcotel Common Stock, and has not owned more than one share of Elcotel Common Stock at any time during the past five years. At the Effective Time, the fair market value of the assets of TSG will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which the assets are subject.

                    7. There are no requests for rulings, determinations or information currently outstanding that could affect the Taxes of TSG or any of its Subsidiaries.

                    8. The TSG Tax Returns have been audited by the Internal Revenue Service ("Service") or other governmental agency (or closed by applicable statutes of limitations) and all Tax liabilities in respect thereof have been finally determined for all taxable years ending on or before March 31, 1993. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which TSG or any of its Subsidiaries may be liable.

                    9. "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Service or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information. The term "TSG Group" shall mean, individually and collectively, (i) TSG, (ii) its Subsidiaries, and (iii) any trust, corporation, partnership or any other entity as to which TSG or its Subsidiaries is liable for Taxes incurred by such entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                    10. TSG has made available to Elcotel a true and complete copy of any: (i) elections, letter rulings and determination letters relating to Taxes with respect to TSG or its Subsidiaries; and (ii) examination reports, closing agreements and statements of deficiencies for Taxes assessed against or agreed to by TSG or any of its Subsidiaries.

                  Section N.  Employee Benefit Plans; ERISA.

                    1. Except as set forth on Schedule 3.14(a) to the TSG Disclosure Letter, there are no employee benefit plans (including any plans for the benefit of directors or former directors), contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by
TSG, any of its Subsidiaries or any trade or business, whether or not incorporated (a "TSG ERISA Affiliate"), that together with TSG would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which TSG, any of its Subsidiaries, or any TSG ERISA Affiliate, has or may have a liability (the "TSG Benefit Plans"). Except as disclosed on
Schedule 3.14(a) to the TSG Disclosure Letter (or as otherwise permitted by this Agreement): (i) neither TSG nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional TSG Benefit Plan or modify or change any existing TSG Benefit Plan that would affect any employee or terminated employee of TSG or any ERISA Affiliate; and (ii) since March 28, 1997, there has been no change, amendment, modification to, or adoption of, any TSG Benefit Plan;

                    2. With respect to each TSG Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) no failures to administer such plan in accordance with its terms and applicable law have occurred that have had or would reasonably be expected to have a Material Adverse Effect on TSG; (iii) no breaches of fiduciary duty have occurred; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full;

                    3.  None  of  the  TSG  Benefit   Plans  has   incurred  any
"accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived;

                    4. Neither TSG nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) since the effective date of ERISA that has not been satisfied in full;

                    5. With respect to each TSG Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of TSG or any of its Subsidiaries beyond their termination of employment, other than as required by law or on an employee-pay-all basis;

                    6. Except as set forth on Schedule 3.04 to the TSG Disclosure Letter, the consummation of the Merger pursuant to this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any TSG Benefit Plan, or (ii) constitute or result in a prohibited transaction under
Section 4975 of the Code or Section 406 or 407 of ERISA with respect to any TSG Benefit Plan; and

                    7. There is no TSG Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

                  Section O.  Certain Agreements; Compliance with Agreements.

                    1.  Except  as  disclosed  on  Schedule   3.15  to  the  TSG
Disclosure Letter or as provided for in this Agreement, neither TSG nor any of its Subsidiaries is a party to or bound by any oral or written:

                         a. consulting agreement not terminable on thirty (30) days' or less notice;

                         b. agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement;

                         c. agreement with respect to any officer providing any term of employment or compensation guarantee;

                         d. agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                         e. agreement containing covenants that limit the ability of TSG or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, TSG or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                         f. agreement, contract or understanding, other than this Agreement and the certificate of incorporation and by-laws of TSG, regarding the capital stock of TSG or committing to dispose of some or all of the capital stock or all or substantially all of the assets of TSG;

                         g.   partnership,   joint  venture  or  profit  sharing
          agreement of TSG or any of its Subsidiaries with any Person;

                         h. agreement, contract, commitment, indenture or other instrument of TSG or any of its Subsidiaries relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, or any guarantee with respect to any lease or other similar periodic payment to be made by any other Person;

                         i. lease of TSG or any of its Subsidiaries with annual rental payments aggregating $50,000 or more;

                         j. agreement, contract or commitment of TSG or any of its Subsidiaries relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                         k. agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to TSG or any of its Subsidiaries of $50,000 or more within any twelve month period commencing after the date hereof; or

                         l. agreement, contract, commitment or arrangement between TSG or any of its Subsidiaries and any Affiliate of TSG or any of its Subsidiaries that is not described in or filed as an exhibit to a TSG SEC Report.

                    2. Neither TSG nor any of its Subsidiaries nor, to the knowledge of TSG, any other party thereto is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation, bylaws or similar organizational documents of TSG or any of its Subsidiaries or (ii) any contract, agreement, plan or instrument listed on
Schedule 3.15 to the TSG Disclosure Letter, except in the case of clause (ii) for breaches, violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on TSG. Except as set forth on Schedule

3.04 to the TSG Disclosure Letter, no party to any such contract, agreement, plan or instrument will have the right to terminate any or all of the provisions of any such contract, agreement, plan or instrument as a result of the transactions contemplated by this Agreement.

                    Section P. Compliance with Laws and Orders. TSG and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the "TSG Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on TSG. TSG and its Subsidiaries are in compliance with the terms of the TSG Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on TSG. TSG and its Subsidiaries are not in violation of or default under any Laws or Orders, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on TSG.

                  Section Q.  Environmental Matters.

                    1. Except as set forth on Schedule 3.17 to the TSG Disclosure Letter:

                         a. no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of TSG or any Subsidiary of TSG, is threatened by any Person against, TSG or any Subsidiary of TSG with respect to any matters relating to or arising out of any Environmental Law;

                         b. no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released, in violation of any Environmental Law, at, on, under or adjacent to any property now or, to the knowledge of TSG, previously owned, leased or operated by TSG or any Subsidiary of TSG; and

                         c. there are no Environmental Liabilities.

                    2. For purposes of this Section, the following terms shall have the meanings set forth below:

                         a. "TSG" and "Subsidiary of TSG" shall include any entity which is, in whole or in part, a predecessor of TSG or any of its Subsidiaries;

                         b. "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any governmental authority or other third party, relating to human health and safety, the physical condition of any real property now or formerly owned, leased or operated by TSG of any of its Subsidiaries or of any improvements thereon, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials, including without limitation Hazardous Substances as defined herein;

                         c. "Environmental Liabilities" means any and all liabilities of or relating to TSG or any Subsidiary of TSG of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) arise under or relate to matters covered by Environmental Laws and (B) arise from actions occurring or conditions existing on or prior to the Effective Time; and

                         d. "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

                    Section R. Assets. The assets, properties, rights and contracts, including (as applicable) title or leaseholds thereto, of TSG and its Subsidiaries, taken as a whole, are sufficient to permit TSG and its Subsidiaries to conduct their respective businesses as currently being conducted. Neither TSG nor its Subsidiaries owns any real property.

                  Section S.   Intellectual Property Rights.

                    1. TSG and its Subsidiaries own or have the right to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of TSG and its Subsidiaries. To the knowledge of TSG,
(i) neither TSG nor any Subsidiary of TSG is in default (or with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property, (ii) such Intellectual Property (other than patents) is not being infringed by any third party, and (iii) neither TSG nor any Subsidiary of TSG is infringing any intellectual property of any third party. For purposes of this Agreement, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, copyrights and copyright rights and other proprietary intellectual property rights and all pending applications for and registrations of any of the foregoing that TSG or its Subsidiaries own, license or otherwise have the right to use. An accurate schedule of all Intellectual Property of TSG or its Subsidiaries consisting of patents, registered trademarks, registered trade names and registered copyrights and all pending applications therefor is set forth on Schedule 3.19 to the TSG Disclosure Letter;

                    2. Either TSG or one of its Subsidiaries currently is, or, with respect to a former Subsidiary of TSG that was merged into TSG, will be as of the Closing Date, listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, other than Intellectual Property of which TSG or its Subsidiaries is a licensee;

                    3. TSG and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps in the exercise of reasonable business judgment to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. No application or registration listed on Schedule 3.19 to the TSG Disclosure Letter is the subject of any pending, existing or, to TSG's knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction; and

                    4. The consummation of the transactions contemplated hereby will not result in the loss or impairment of TSG's or any of its Subsidiaries' right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Authority or third party.

                    Section T. Labor Matters. TSG has previously furnished to Elcotel true and complete copies of all labor and collective bargaining agreements to which TSG or any of its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). Since January 1, 1996, there have been no strikes, slow downs or other work stoppages or lockouts involving any employees of TSG or any of its Subsidiaries and there are no disputes by any labor organization in progress or pending or, to the knowledge of TSG, threatened against TSG or any of its Subsidiaries that would have a Material Adverse Effect on TSG. TSG and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights. There are no charges of unfair labor practices pending before any Governmental Authority involving or affecting TSG or any of its Subsidiaries. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of TSG, no question concerning representation exists with respect to the employees of TSG or any of its Subsidiaries. TSG has not received notice that any customer or supplier of TSG or any or its Subsidiaries is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would have a Material Adverse Effect on TSG.

                    Section U. Transactions with Affiliates. Except to the extent disclosed in the TSG SEC Documents filed prior to the date of this Agreement, none of the officers or directors of TSG or any of its Subsidiaries nor any of its Affiliates, and, to its knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with TSG or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between TSG and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, Affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an Affiliate of such officer, director or key employee.

                    Section V.  Insurance.  Schedule 3.22 to the TSG  Disclosure
Letter sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to TSG or any of its Subsidiaries and their respective businesses, properties and assets (or its directors, officers, agents or employees). All such policies are in full force and effect. Neither TSG nor any of its Subsidiaries has received notice of default under any such policy, or has received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy the failure of which to maintain, has a Material Adverse Effect on TSG. Schedule 3.22 to the TSG Disclosure Letter sets forth a complete and accurate summary of all of the self-insurance coverage provided by TSG or any of its Subsidiaries and no letters of credit have been posted in respect thereof.

                    Section W. Takeover Statutes. The Board of Directors of TSG has duly and validly approved the Merger, this Agreement and the transactions contemplated by this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement and the Voting Agreement the provisions of Section 203 of the Delaware Law. No other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to TSG or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

                    Section X. Finders' Fees. Except for a fee to Wexford Management LLC, a copy of whose engagement letter has been provided to Elcotel, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from TSG or any Subsidiary of TSG upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV.
                    REPRESENTATIONS AND WARRANTIES OF ELCOTEL

                    Elcotel represents and warrants to TSG that:

                    Section A. Organization and Power. Each of Elcotel and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted. Each of Elcotel and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Elcotel. Schedule 4.01 to the Elcotel Disclosure Letter sets forth a complete list of Elcotel's Subsidiaries, all of which are wholly owned, directly or indirectly, by Elcotel. Elcotel has heretofore delivered to TSG true and complete copies of Elcotel's and Merger Subsidiary's certificate of incorporation and bylaws as currently in effect.

                    Section B. Corporate Authorization. The execution, delivery and performance by Elcotel and Merger Subsidiary of this Agreement and the consummation by Elcotel and Merger Subsidiary of the transactions contemplated hereby are within the corporate power of Elcotel and Merger Subsidiary and, except for any required approval by the stockholders of Elcotel of the issuance of shares of Elcotel Common Stock in connection with the Merger, have been duly authorized by all necessary corporate action, including the Board of Directors of Merger Subsidiary and the Board of Directors of Elcotel, in its capacity as the sole stockholder of Merger Subsidiary. This Agreement has been duly executed and delivered by each of Elcotel and Merger Subsidiary and, subject to the approval of the holders of Elcotel Common Stock with respect to the issuance of shares of Elcotel Common Stock in connection with the Merger (including any shares contemplated by Sections 1.04 and 1.05), constitutes a legal, valid and binding agreement of each of Elcotel and Merger Subsidiary, enforceable against Elcotel or Merger Subsidiary, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding in equity or at law). The shares of Elcotel Common Stock issued in connection with the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                    Section  C.  Governmental   Authorization.   The  execution,
delivery and performance by Elcotel and Merger Subsidiary of this Agreement, and the consummation by Elcotel and Merger Subsidiary of the transactions contemplated hereby, require no action by or in respect of, or filing with or notice to, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with any other applicable securities laws; and (f) those set forth on Schedule 4.03 to the Elcotel Disclosure Letter.

                    Section  D.  Non-Contravention.   Except  as  set  forth  on
Schedule 4.04 to the Elcotel Disclosure Letter, the execution, delivery and performance by Elcotel and Merger Subsidiary of this Agreement do not, and the consummation by Elcotel and Merger Subsidiary of the transactions contemplated hereby will not require the consent of any other Person, or conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien on any of the assets or properties of Elcotel or any of its Subsidiaries under, any of the terms, conditions or provisions of (a) the certificate or articles of incorporation, bylaws or similar organizational documents of Elcotel or any of its Subsidiaries, (b) assuming receipt of the approval of stockholders referred to in Section 4.02, and compliance with the matters referred to in Section 4.03, any Laws or Orders binding upon or applicable to Elcotel or any Subsidiary of Elcotel or any of their respective assets or properties, or (c) any note, bond, mortgage, security agreement, indenture, lease, contract, instrument or other agreement of any kind to which Elcotel or any Subsidiary of Elcotel is a party or by which Elcotel or any Subsidiary of Elcotel or any of their respective assets or properties is bound (an "Elcotel Agreement") or any license, franchise, permit or other similar authorization held by Elcotel or any Subsidiary of Elcotel.

                Section E.  Capitalization of Elcotel.

                    1. The authorized capital stock of Elcotel consists of 20,000,000 shares of Elcotel Common Stock, par value $0.01 per share. As of the close of business on July 31, 1997, (i) 8,182,217 shares of Elcotel Common Stock are issued and outstanding, 52,000 shares of Elcotel Common Stock are issued and held in the treasury of Elcotel, and 1,775,000 shares of Elcotel Common Stock are reserved for issuance under Elcotel's 1991 Stock Option Plan and Elcotel's Directors' Stock Option Plan (collectively the "Elcotel Plans") and (ii) options to purchase 661,848 shares of Elcotel Common Stock under the Elcotel Plans ("Elcotel Options") were outstanding. All the outstanding shares of Elcotel Common Stock are, and all shares reserved for issuance will be, when issued in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 4.05, (ii) for Elcotel Common Stock that may be issued as provided in Section 5.02(e); and (iii) for the transactions contemplated by this Agreement (including those permitted in Article II), there are outstanding (x) no shares of capital stock or other voting securities of Elcotel, (y) no securities of Elcotel convertible into or exchangeable for shares of capital stock or voting securities of Elcotel, and
(z) no options, warrants or other rights to acquire from Elcotel, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, obligating Elcotel to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Elcotel or obligating Elcotel to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Elcotel Securities").

                    2. There are no voting trusts or other agreements or understandings to which Elcotel or any Subsidiary of Elcotel is a party with respect to the voting of the capital stock of Elcotel or any Subsidiary of Elcotel. None of Elcotel or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Elcotel Securities, including as a result of the transactions contemplated by this Agreement. Except as permitted by this Agreement, following the Merger, Elcotel will not have any obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

                    Section F. Capitalization of Subsidiaries. Except as set forth on Schedule 4.06 to the Elcotel Disclosure Letter, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Elcotel, are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially, and of record, by Elcotel, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no (i) outstanding securities of Elcotel or any Subsidiary of Elcotel convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Elcotel, or (ii) options, warrants or other rights to acquire from Elcotel or any Subsidiary of Elcotel, and no other obligation of Elcotel or any Subsidiary of Elcotel to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of Elcotel (the items in clauses (i) and (ii) being referred to collectively as the "Elcotel Subsidiary Securities").

                  Section G.   SEC Filings.

                    1.  Elcotel  has  filed  all  reports,   schedules,   forms,
statements and other documents with the SEC required to be filed by Elcotel since April 1, 1995 (the "Elcotel SEC Documents");

                    2. As of its filing date, each Elcotel SEC Document filed pursuant to the 1934 Act complied as to form in all material respects with the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                    3. Each Elcotel SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective complied as to form in all material respects with the requirements of the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                    Section H. Financial Statements. The audited consolidated financial statements included in Elcotel's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (the "Elcotel 10-K") and the unaudited consolidated interim financial statements of Elcotel included in the Elcotel SEC Documents filed after such date (collectively the "Elcotel Financial Statements") complied, or will comply, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Elcotel and its consolidated
Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to footnote disclosures and normal year-end adjustments in the case of any unaudited interim financial statements). The Elcotel Financial Statements have been prepared from and are consistent with the books and records of Elcotel, which reflect all material transactions of Elcotel and its Subsidiaries. For purposes of this Agreement, "Elcotel Balance Sheet" means the consolidated balance sheet of Elcotel as of March 31, 1997 set forth in the Elcotel 10-K and "Elcotel Balance Sheet Date" means March 31, 1997.

                  Section I. Information Supplied. None of the information supplied or to be supplied by Elcotel for inclusion or incorporation by reference in and none of the statements based on such information contained in
(i) the Proxy Statement will, at the date the Proxy Statement is first mailed to stockholders and at the time of the meetings of such stockholders in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Form S-4 will, at the time the Form S-4 becomes effective under the 1933 Act or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Section J. Absence of Certain Changes. Except as disclosed in the Elcotel SEC Documents filed prior to the date of this Agreement or as disclosed on Schedule 4.10 to the Elcotel Disclosure Letter, since March 31, 1997, Elcotel and its Subsidiaries have conducted their respective businesses as in the ordinary course consistent with past practice and there has not been:

                    1. any event, occurrence or development which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on Elcotel;

                    2. any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Elcotel, any issuance of Elcotel Common Stock other than upon exercise of Elcotel Options outstanding on March 28, 1997, or any repurchase, redemption or other acquisition by Elcotel or any Subsidiary of Elcotel of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Elcotel or any Subsidiary of Elcotel;

                    3. any amendment of any term of any Elcotel Securities or any Elcotel Subsidiary Securities;

                    4. (i) any incurrence or assumption by Elcotel or any Subsidiary of Elcotel of any indebtedness for borrowed money other than under existing credit facilities in the ordinary course of business consistent with past practices or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Elcotel or any Subsidiary of Elcotel for the obligations of any other Person (other than any wholly owned Subsidiary of Elcotel);

                    5. any creation or assumption by Elcotel or any Subsidiary of Elcotel of any consensual Lien on any material asset of Elcotel or any Subsidiary of Elcotel;

                    6. any making of any loan, advance or capital contribution to or investment in any Person by Elcotel or any Subsidiary of Elcotel other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Elcotel or (ii) loans or advances to employees of Elcotel or any Subsidiary of Elcotel made in the ordinary course of business consistent with past practice;

                    7. (i) any contract or agreement entered into by Elcotel or any Subsidiary of Elcotel on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by Elcotel or any Subsidiary of Elcotel of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that would be reasonably likely to have a Material Adverse Effect on Elcotel, other than those contemplated by this Agreement;

                    8. any change in any method of accounting or accounting principles or practices by Elcotel or any Subsidiary of Elcotel, except for any such change required by reason of a change in GAAP; or

                    9. any (w) grant of any severance or termination pay to any director, officer or employee of Elcotel or any of its Subsidiaries, (x) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Elcotel or any of its Subsidiaries, (y) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (z) increase in compensation or bonus in excess of fifteen percent or increase in other benefits payable to officers or employees of Elcotel or any of its Subsidiaries or increase in compensation, bonus or other benefits payable to directors of Elcotel or any of its Subsidiaries.

                    Section K. No Undisclosed Liabilities. Neither Elcotel nor any Subsidiary of Elcotel has any material liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever whether, accrued, contingent, absolute, determined, determinable or otherwise, except:

                    1. those liabilities and obligations set forth on the Elcotel Balance Sheet and not heretofore paid or discharged;

                    2. those liabilities and obligations incurred since April 1, 1997 in the ordinary course of business consistent with past practice; and

                    3. those liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

                    Section L. Litigation.  Except as disclosed on Schedule 4.12 to the Elcotel Disclosure Letter, (i) there are no actions, suits, arbitrations, or proceedings pending or, to the knowledge of Elcotel, threatened against, relating to or affecting, nor are there any Governmental Authority investigations or audits pending or, to the knowledge of Elcotel, threatened against, relating to or affecting, Elcotel or any of its Subsidiaries or any of their respective assets or properties nor, to the knowledge of Elcotel, is there any valid basis for any such action, suit, arbitration, proceeding, investigation or audit, which if adversely determined would have a Material Adverse Effect on Elcotel, and (ii) neither Elcotel nor any of its Subsidiaries is subject to any order of any Governmental Authority which adversely affects the ability of Elcotel to consummate the transactions contemplated by this Agreement.

                  Section M.   Taxes.

                    1. All Tax Returns required to be filed by Elcotel, any of its Subsidiaries, or any corporation that was included in the filing of a return with Elcotel or its Subsidiaries on a consolidated, combined or unitary basis have been filed (the "Elcotel Tax Returns") and all Taxes required to be shown on the Elcotel Tax Returns, or a subsequent assessment with respect thereto, or otherwise due or payable (to the extent in excess of $50,000 in the aggregate) have been paid and any penalties and interest relating to such Taxes have been paid. No other Taxes (to the extent in excess of $50,000 in the aggregate) are payable by the Elcotel Group with respect to items or periods covered by such Tax Returns or with respect to Tax periods prior to the date of this Agreement. None of the Elcotel Tax Returns contain, or are required to contain, a disclosure statement under Section 6662 of the Code, or any similar provision of state, local or foreign law, with respect to any items that relate to Elcotel or its Subsidiaries in order to avoid a penalty for any taxable year. All Elcotel Tax Returns are true, correct and complete in all material respects. Elcotel has made available to TSG correct and complete copies of all Elcotel Tax Returns for all periods which are not closed by the statute of limitations.

                    2. No adjustment relating to any Elcotel Tax Returns has been proposed formally or, to Elcotel's knowledge, informally by any Governmental Authority (to the extent in excess of $50,000 in the aggregate), and no basis exists for any such adjustment that would have a Material Adverse Effect on TSG. There are no outstanding subpoenas or requests for information with respect to any Elcotel Tax Returns or portions thereof. There are no pending or, to Elcotel's knowledge, threatened actions or proceedings for the assessment or collection of Taxes for which Elcotel or its Subsidiaries may be liable (to the extent in excess of $50,000 in the aggregate). There are no Tax liens on any assets of Elcotel or its Subsidiaries, except with respect to Taxes which are not yet due and payable.

                    3. No consent under Section 341(f) of the Code has been filed with respect to Elcotel or any of its Subsidiaries. Neither Elcotel nor any of its Subsidiaries is or has been subject to the dual consolidated loss provisions of Section 1503 of the Code.

                    4. Elcotel and its Subsidiaries are members of an affiliated group (within the meaning of Section 1504 of the Code) that is eligible to file a consolidated return. No other entity is or has been eligible to file a consolidated or combined return with Elcotel and its Subsidiaries, and neither Elcotel nor its Subsidiaries have filed or consented to the filing of any Federal or state consolidated or combined return with any entity not a member of the Elcotel Group. Neither Elcotel nor any of its Subsidiaries has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any Person for which the statute of limitations for any Tax potentially applicable as a result of such membership or holding has not expired.

                    5. Elcotel and its Subsidiaries have properly accrued all current or contested Taxes on their books and records, and their books and records reflect reserves that are adequate for the payment of all Taxes not yet due and payable that are properly accruable thereon through the date of this Agreement (including Taxes being contested). Neither Elcotel nor any of its Subsidiaries have any material liability for any Taxes in excess of amounts accrued or the reserves established. All Taxes required to be withheld, collected or deposited in connection with the operations and activities of Elcotel or its Subsidiaries have been timely withheld, collected or deposited and, to the extent required, have been paid to the relevant taxing authority.

                    6. Elcotel does not own, nor has it owned during the past five years, any of the capital stock of TSG. At the Effective Time, the fair market value of the assets of Elcotel will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which the assets are subject.

                    7. There are no requests for rulings, determinations or information currently outstanding that could affect the Taxes of Elcotel or any of its Subsidiaries.

                    8. The Elcotel Tax Returns have been audited by the Service or other governmental agency (or closed by applicable statutes of limitations) and all Tax liabilities in respect thereof have been finally determined for all taxable years ending on or before March 31, 1993. There are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which Elcotel or any of its Subsidiaries may be liable.

                    9. The term "Elcotel Group" shall mean, individually and collectively, (i) Elcotel, (ii) its Subsidiaries, and (iii) any trust, corporation, partnership or any other entity as to which Elcotel or its Subsidiaries is liable for Taxes incurred by such entity either as a transferee, or pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                    10. Elcotel has made available to TSG a true and complete copy of any: (i) elections, letter rulings and determination letters relating to Taxes with respect to Elcotel or its Subsidiaries; and (ii) examination reports, closing agreements and statements of deficiencies for Taxes assessed against or agreed to by Elcotel or any of its Subsidiaries.

                  Section N.   Employee Benefits; ERISA.

                    1. Except as set forth on Schedule 4.14(a) to the Elcotel Disclosure Letter, there are no employee benefit plans (including any plans for the benefit of directors or former directors), contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA), maintained by Elcotel, any of its Subsidiaries or any trade or business, whether or not incorporated (an "Elcotel ERISA Affiliate"), that together with Elcotel would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which Elcotel or any of its Subsidiaries has or may have a liability (the "Elcotel Benefit Plans"). Except as disclosed on Schedule
4.14 to the Elcotel Disclosure Letter, since March 31, 1997, there has been no change, amendment, modification to, or adoption of, any Elcotel Benefit Plan;

                    2. With respect to each Elcotel Benefit Plan: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, each such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) no failure to administer such plan in accordance with its terms and applicable law have occurred that have had or would reasonably be expected to have a Material Adverse Effect on Elcotel; (iii) no breaches of fiduciary duty have occurred; (iv) no prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; and (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full;

                    3. None of the Elcotel Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived;

                    4. Neither Elcotel nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) since the effective date of ERISA that has not been satisfied in full;

                    5. With respect to each Elcotel Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of Elcotel or any of its Subsidiaries beyond their termination of employment, other than as required by law or on an employee-pay-all basis;

                    6. The consummation of the Merger pursuant to this Agreement will not (i) entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Elcotel Benefit Plan, or (ii) constitute or result in a prohibited transaction under
Section 4975 of the Code or Section 406 or 407 of ERISA with respect to any Elcotel Benefit Plan; and

                    7. There is no Elcotel Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by
Section 4063 or 4064 of ERISA.

                  Section O.  Certain Agreements; Compliance with Agreements.

                    1. Except as disclosed on Schedule 4.15 to the Elcotel Disclosure Letter or as provided for in this Agreement, neither Elcotel nor any of its Subsidiaries is a party to or bound by any oral or written:

                         a. consulting agreement not terminable on thirty (30) days' or less notice;

                         b. agreement with any officer or other key employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of the transactions contemplated by this Agreement;

                         c. agreement with respect to any officer providing any term of employment or compensation guarantee;

                         d. agreement or plan, including any stock option plan, stock appreciation rights plan, employee stock ownership plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                         e. agreement containing covenants that limit the ability of Elcotel or any of its Subsidiaries to compete in any line of business or with any Person, or that involve any restriction on the geographic area in which, or method by which, Elcotel or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

                         f. agreement, contract or understanding, other than this Agreement and the certificate of incorporation and by-laws of Elcotel, regarding the capital stock of Elcotel or committing to dispose of some or all of the capital stock or all or substantially all of the assets of Elcotel;

                         g.   partnership,   joint  venture  or  profit  sharing
          agreement of Elcotel or any of its Subsidiaries with any Person;

                         h. agreement, contract, commitment, indenture or other instrument of Elcotel or any of its Subsidiaries relating to the borrowing of money, or the direct or indirect guarantee of any obligation for, or an agreement to service the repayment of, borrowed money, or any other contingent obligation in respect to indebtedness of any other Person, including without limitation any agreement or arrangement relating to the maintenance of compensating balances, any agreement or arrangement with respect to lines of credit, any agreement or arrangement to purchase or repurchase obligations of any other Person, any agreement or arrangement to advance or supply funds to or to invest in any other Person, any agreement or arrangement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, or any guarantee with respect to any lease or other similar periodic payment to be made by any other Person;

                         i. lease of Elcotel or any of its Subsidiaries with annual rental payments aggregating $50,000 or more;

                         j. except as set forth on Schedule 5.02 to the Elcotel Disclosure Letter, agreement, contract or commitment of Elcotel or any of its Subsidiaries relating to the disposition or acquisition of any investment in any Person if such investment has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                         k. agreement, contract or commitment which involves payment or potential payment, pursuant to the terms of such agreement, contract or commitment, by or to Elcotel or any of its Subsidiaries of $50,000 or more within any twelve month period commencing after the date hereof; or

                         l. agreement, contract, commitment or arrangement between Elcotel or any of its Subsidiaries and any Affiliate of Elcotel or any of its Subsidiaries that is not described in or filed as an exhibit to an Elcotel SEC Report.

                    2. Neither Elcotel nor any of its Subsidiaries nor, to the knowledge of Elcotel, any other party thereto is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or both, is reasonably expected to result in a default under, (i) the certificates or articles of incorporation, bylaws or similar organizational documents of Elcotel or any of its Subsidiaries or (ii) any contract, agreement, plan or instrument listed on
Schedule  4.15 to the Elcotel  Disclosure  Letter,  except in the case of clause
(ii) for breaches, violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on Elcotel. No party to any such contract, agreement, plan or instrument will have the right to terminate any or all of the provisions of any such contract, plan or instrument as a result of the transactions contemplated by this Agreement.

                    Section P. Compliance with Laws and Orders. Elcotel and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Authorities necessary for the lawful conduct of their respective businesses (the "Elcotel Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on Elcotel. Elcotel and its Subsidiaries are in compliance with the terms of the Elcotel Permits, except failures so to comply which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on Elcotel. TSG and its Subsidiaries are not in violation of or default under any Laws or Orders, except for such violations or defaults which, individually or in the aggregate, are not having and are not reasonably expected to have a Material Adverse Effect on Elcotel.

                  Section Q.  Environmental Matters.

                    1. Except as set forth on Schedule 4.17 to the Elcotel Disclosure Letter:

                         a. no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Elcotel or any Subsidiary of Elcotel, is threatened by any Person, against Elcotel or any Subsidiary of Elcotel with respect to any matters relating to or arising out of any Environmental Law;

                         b. no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released, in violation of any Environmental Law, at, on, under or adjacent to any property now or, to the knowledge of Elcotel, previously owned, leased or operated by Elcotel or any Subsidiary of Elcotel; and

                         c. there are no Environmental Liabilities.

                    2. For purposes of this Section 4.17, capitalized terms used shall have the meanings assigned to them in Section 3.17(b), except that in all cases the word "Elcotel" shall be substituted for the word "TSG".

                    Section R. Assets. The assets, properties, rights and contracts, including (as applicable) title or leaseholds thereto, of Elcotel and its Subsidiaries, taken as a whole, are sufficient to permit Elcotel and its Subsidiaries to conduct their respective businesses as currently being conducted. All real property owned by Elcotel or its Subsidiaries is owned free and clear of all Liens, except (a) those reflected or reserved against in the Elcotel Balance Sheet (or notes thereto), (b) taxes and general and special assessments not in default and payable without penalty or interest, and (c) Liens that do not materially adversely interfere with any present use of such property.

                  Section S.   Intellectual Property Rights.

                    1. Elcotel and its Subsidiaries own or have the right to use, all Intellectual Property individually or in the aggregate material to the conduct of the businesses of Elcotel and its Subsidiaries. To the knowledge of Elcotel, (i) neither Elcotel nor any Subsidiary of Elcotel is in default (or with the giving of notice or lapse of time or both would be in default) under any license to use such Intellectual Property, (ii) such Intellectual Property
(other than patents) is not being infringed by any third party, and (iii) neither Elcotel nor any Subsidiary of Elcotel is infringing any intellectual property of any third party. An accurate schedule of all Intellectual Property of Elcotel or its Subsidiaries consisting of patents, registered trademarks, registered trade names and registered copyrights and all pending applications therefor is set forth on Section 4.19 to the Elcotel Disclosure Letter;

                    2. Either Elcotel or one of its Subsidiaries currently is listed in the records of the appropriate United States, state or foreign agency as the sole owner of record for each application and registration included in the Intellectual Property, other than Intellectual Property of which Elcotel or its Subsidiaries is a licensee;

                    3. Elcotel and its Subsidiaries, with respect to all Intellectual Property owned thereby, have taken or caused to be taken all reasonable steps in the exercise of reasonable business judgment to obtain and retain valid and enforceable Intellectual Property rights therein, including the submission of all necessary filings in accordance with the legal and administrative requirements of the appropriate jurisdictions. No application or registration listed on Schedule 4.19 to the Elcotel Disclosure Letter is the subject of any pending, existing or, to Elcotel's knowledge, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction; and

                    4. The consummation of the transactions contemplated hereby will not result in the loss or impairment of Elcotel's or any of its Subsidiaries' right to own or use any of the Intellectual Property nor will it require the consent of any Governmental Authority or third party.

                    Section T. Labor Matters. Elcotel has previously furnished to TSG true and complete copies of all labor and collective bargaining agreements to which Elcotel or any of its Subsidiaries is a party and that are currently in effect, together with all amendments thereto (if any). Since January 1, 1996, there have been no strikes, slow downs or other work stoppages or lockouts involving any employees of Elcotel or any of its Subsidiaries and there are no disputes by any labor organization in progress or pending or, to the knowledge of Elcotel, threatened against Elcotel or any of its Subsidiaries that would have a Material Adverse Effect on Elcotel. Elcotel and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations in respect of employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health or welfare conditions relating to premises occupied, and civil rights. There are no charges of unfair labor practices pending before any Governmental Authority involving or affecting Elcotel or any of its Subsidiaries. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of Elcotel, no question concerning representation exists with respect to the employees of Elcotel or any of its Subsidiaries. Elcotel has not received notice that any customer or supplier of Elcotel or any or its Subsidiaries is involved in or threatened with or affected by any strike or other labor disturbance or dispute, litigation or administrative proceeding or judgment, order, injunction, decree or award, the consequences of which would have a Material Adverse Effect on Elcotel.

                    Section U. Transactions with Affiliates. Except to the extent disclosed in the Elcotel SEC Documents filed prior to the date of this Agreement, none of the officers or directors of Elcotel or any of its Subsidiaries nor any of its Affiliates, and, to its knowledge, none of its key employees or the key employees of any of its Subsidiaries, is a party to any transaction with Elcotel or any of its Subsidiaries (other than for services as an employee, officer or director and other than transactions between Elcotel and one or more of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries), including, without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, Affiliate or key employee, any member of the family of any such officer, director or key employee or any corporation, partnership, trust or other entity in which any such officer, director or key employee has substantial interest (excluding the ownership of not more than two percent (2%) of the capital stock of a publicly traded corporation) or which is an Affiliate of such officer, director or key employee.

                    Section V. Insurance. Schedule 4.22 to the Elcotel Disclosure Letter sets forth a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to Elcotel or any of its Subsidiaries and their respective businesses, properties and assets (or its directors, officers, agents or employees). All such policies are in full force and effect. Neither Elcotel nor any of its Subsidiaries has received notice of default under any such policy, or has received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy the failure of which to maintain, has a Material Adverse Effect on Elcotel. Schedule 4.22 to the Elcotel Disclosure Letter sets forth a complete and accurate summary of all of the self-insurance coverage provided by Elcotel or any of its Subsidiaries and no letters of credit have been posted in respect thereof.

                    Section W. Takeover Statutes. The Boards of Directors of Elcotel and Merger Subsidiary have duly and validly approved the Merger, this Agreement and the transactions contemplated by this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement and the Voting Agreement, the provisions of Section 203 of the Delaware Law. No other Takeover Statute applicable to Elcotel or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

                    Section X. Finders' Fees. Except for a fee payable to Cameron Associates, a copy of whose engagement agreement has been provided to TSG, no investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from Elcotel or any Subsidiary of Elcotel upon consummation of the transactions contemplated by this Agreement.

                    Section Y. Opinion of Financial Advisor. Elcotel has received the written opinion of Murray, Devine & Co. to the effect that, as of the date hereof, the Merger Consideration to be received by the holders of Shares in the Merger is fair to Elcotel from a financial point of view. Elcotel has delivered to TSG a copy of such opinion.

                                   ARTICLE V.
                                    COVENANTS

                    Section A. Conduct of TSG. From the date hereof until the Effective Time, except as otherwise expressly required by this Agreement or with the prior written consent of Elcotel, TSG shall conduct, and shall cause its Subsidiaries to conduct, their respective businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of Elcotel (which approval will not be unreasonably withheld or delayed with respect to (c), (d), (h), (i), (j), (n) or
(o) or (k) as it applies to filing any amended Tax Return):

                    1. TSG will not adopt or propose any change in its certificate of incorporation or any change in its bylaws;

                    2. TSG will not, and will not permit any Subsidiary of TSG to, adopt a plan or agreement of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of TSG or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly owned Subsidiaries);

                    3. TSG will not, and will not permit any Subsidiary of TSG to, make any investment in or any acquisition of the business of any Person or any material amount of assets (other than inventory);

                    4. TSG will not, and will not permit any Subsidiary of TSG to, sell or otherwise dispose of any assets (other than inventory) in an amount that would be material to TSG and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

                    5. TSG will not, and will not permit any Subsidiary of TSG to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary of TSG to TSG or any other Subsidiary of TSG, or split, combine, reclassify or take similar action with respect to any of its capital stock or TSG Securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or TSG Securities;

                    6. TSG will not, and will not permit any Subsidiary of TSG to, issue, deliver, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of TSG or its Subsidiaries, other than the issuance of
(i) options with an exercise price at least equal to the fair market value of the TSG Common Stock on the date of grant for up to 20,000 shares of TSG Common Stock under the Omnibus Plan as in effect on the date hereof, (ii) rights to purchase shares of TSG Common Stock granted pursuant to the Stock Purchase Plan as in effect on the date hereof during the offering period that commenced on July 14, 1997 and that will end on January 9, 1998, estimated at 9,306.14 shares of TSG Common Stock based on a stock price of $5.00 per share on July 14, 1997 and eligible employees with $39,551.11 of estimated aggregate compensation deductions (based on current compensation levels), (iii) options granted automatically under the Director Plan as in effect on the date hereof, and (iv) issuances of TSG Common Stock pursuant to the exercise of options granted pursuant to the TSG Option Plans and the exercise of TSG Warrants described in
Section 3.05(a) which are outstanding on the date hereof, and TSG will not amend the terms of any option, warrant, right or other security outstanding under any of the TSG Plans or commence any new offering under the Stock Purchase Plan;

                    7. TSG will not, and will not permit any Subsidiary of TSG to, redeem, purchase or otherwise acquire directly or indirectly any of TSG's capital stock or any TSG Securities;

                    8. TSG will not, and will not permit any Subsidiary of TSG to, enter into or amend in any material respect any employment contract with any of its officers, directors or employees earning annual compensation of more than $50,000, adopt or amend any TSG Benefit Plan in any material respect or make any payments, awards or distributions under any TSG Benefit Plan or otherwise not consistent with past practice or custom except (i) as required by a contract in existence on the date hereof and listed on Schedule 3.15 to the TSG Disclosure Letter; or (ii) as necessary to make any TSG Benefit Plan listed on Schedule
3.14 to the TSG Disclosure Letter meet the requirements of ERISA to the extent such amendment is described in such Schedule or is approved by Elcotel;

                    9. TSG will not, and will not permit any Subsidiary of TSG to, (i) enter into (or commit to enter into) any new lease or renew any existing lease (except pursuant to commitments for such lease or lease renewal entered into as of the date hereof) or (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                    10. TSG will not, and will not permit any Subsidiary of TSG to, make or commit to make any capital expenditures in excess of $150,000 in the aggregate exclusive of existing commitments with Avex Electronics for capital expenditures not exceeding $200,000 in the aggregate.

                    11. TSG will not, and will not permit any Subsidiary of TSG to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of TSG and its Subsidiaries, taken as a whole, or, to the knowledge of TSG, Elcotel and its Subsidiaries, taken as a whole;

                    12. TSG will not, and will not permit any Subsidiary of TSG to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice, or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

                    13. TSG will not, and will not permit any Subsidiary of TSG to, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of such party or any of its Subsidiaries;

                    14. TSG will not, and will not permit any Subsidiary of TSG to, agree or commit to do any of the foregoing; and

                    15. TSG will not, and will not permit any Subsidiary of TSG to, take or agree or commit to take any action that would make any representation or warranty of TSG in this Agreement inaccurate at, or as of any time prior to, the Effective Time.

                    Section B. Conduct of Elcotel. From the date hereof until the Effective Time, except as otherwise expressly required by this Agreement or with the prior written consent of TSG, Elcotel shall conduct, and shall cause its Subsidiaries to conduct, their respective businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of TSG (which approval will not be unreasonably withheld or delayed with respect to (c), (d), (h), (i), (j), (n) or
(o) or (k) as it applies to filing any amended Tax Return):

                    1. Elcotel will not adopt or propose any change in its certificate of incorporation or any change in its bylaws, except as and to the extent required to consummate the Merger;

                    2. Elcotel will not, and will not permit any Subsidiary of Elcotel to, adopt a plan or agreement of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Elcotel or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly owned Subsidiaries);

                    3. Except as set forth on Schedule 5.02 to the Elcotel Disclosure Letter, Elcotel will not, and will not permit any Subsidiary of Elcotel to, make any investment in or any acquisition of the business of any Person or any material amount of assets (other than inventory);

                    4. Elcotel will not, and will not permit any Subsidiary of Elcotel to, sell or otherwise dispose of any assets (other than inventory) in an amount that would be material to Elcotel and its Subsidiaries, taken as a whole, except in the ordinary course of business consistent with past practice;

                    5. Elcotel will not, and will not permit any Subsidiary of Elcotel to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than dividends paid by any Subsidiary of Elcotel to Elcotel or any other Subsidiary of Elcotel, or split, combine, reclassify or take similar action with respect to any of its capital stock or Elcotel Securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock of Elcotel Securities;

                    6. Elcotel will not, and will not permit any Subsidiary of Elcotel to, issue, deliver, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Elcotel or its Subsidiaries, other than
(x) issuances by any Subsidiary of Elcotel to Elcotel or any other Subsidiary of Elcotel, (y) issuances pursuant to the exercise of options granted pursuant to the Elcotel Plans described in Section 4.05(a) which are outstanding on the date hereof or granted as contemplated in clause (z) below, and (z) any grant of options to purchase Elcotel Common Stock to new employees of Elcotel or any of its Subsidiaries pursuant to the Elcotel Plans that could result in the issuance of not more than 75,000 shares in the aggregate of Elcotel Common Stock;

                    7. Elcotel will not, and will not permit any Subsidiary of Elcotel to, redeem, purchase or otherwise acquire directly or indirectly any of Elcotel's capital stock or any Elcotel Securities;

                    8. Elcotel will not, and will not permit any Subsidiary of Elcotel to, enter into or amend in any material respect any employment contract with any of its officers, directors or employees earning annual compensation of more than $50,000 (other than as contemplated by Section 6.06), adopt or amend any Elcotel Benefit Plan in any material respect or make any payments, awards or distributions under any Elcotel Benefit Plan or otherwise not consistent with past practice or custom except (i) as required by a contract in existence on the date hereof and listed on Schedule 4.15 to the Elcotel Disclosure Letter; or
(ii) as necessary to make any Elcotel Benefit Plan listed on Schedule 4.14 to the Elcotel Disclosure Letter meet the requirements of ERISA to the extent such amendment is described in such Schedule or is approved by TSG;

                    9. Elcotel will not, and will not permit any Subsidiary of Elcotel to, (i) enter into (or commit to enter into) any new lease or renew any existing lease (except pursuant to commitments for such lease or lease renewal entered into as of the date hereof) or (ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate;

                    10. Except as set forth on Schedule 5.02 to the Elcotel Disclosure Letter, Elcotel will not, and will not permit any Subsidiary of Elcotel to, make or commit to make any capital expenditures in excess of $150,000 in the aggregate;

                    11. Elcotel will not, and will not permit any Subsidiary of Elcotel to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement relating to any Tax, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action would have the effect of increasing the aggregate Tax liability or reducing the aggregate tax assets of TSG and its Subsidiaries, taken as a whole, or, to the knowledge of Elcotel, TSG and its Subsidiaries, taken as a whole;

                    12. Elcotel will not, and will not permit any Subsidiary of Elcotel to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of its business consistent with past practice or other than in connection with the transactions contemplated by this Agreement, or (ii) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money;

                    13. Elcotel will not, and will not permit any Subsidiary of Elcotel to, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business consistent with past practice or not on an arm's length basis, with any Affiliate of such party or any of its Subsidiaries;

                    14. Elcotel will not, and will not permit any Subsidiary of Elcotel to, agree or commit to do any of the foregoing; and

                    15. Elcotel will not, and will not permit any Subsidiary of Elcotel to, take or agree or commit to take any action that would make any representation or warranty of Elcotel in this Agreement inaccurate at, or as of any time prior to, the Effective Time.

                    Section C. No Solicitation. From the date hereof until the earlier of the Effective Time and the termination of this Agreement, TSG agrees that (a) it will not, and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of TSG and its Subsidiaries and the Affiliates of TSG not to, directly or indirectly, initiate, solicit, encourage (including by way of furnishing information) or facilitate or take any action to initiate, solicit, encourage or facilitate any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, consolidation or other business combination including TSG or any of its Subsidiaries or any acquisition or similar transaction (including, without limitation, a tender or exchange offer) involving the purchase of (x) all or any significant portion of the assets of TSG and its Subsidiaries taken as a whole,
(y) 5% or more of the outstanding shares of TSG Common Stock or (z) 15% of the outstanding shares of the capital stock of any Subsidiary of TSG (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any discussions or negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or group relating to an Alternative Proposal (excluding the transactions contemplated by this Agreement) or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) it will immediately cease and cause to be terminated and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of TSG and its Subsidiaries and the Affiliates of TSG to immediately cease and terminate, any existing activities, discussions or negotiations with any parties with respect to any of the foregoing, and it will take the necessary steps to inform such parties of its obligations under this Section; and (c) it will notify Elcotel immediately (and in no event later than 24 hours after receipt of any Alternative Proposal) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such Persons; provided, however, that nothing contained in this Section 5.03 shall prohibit the Board of Directors of TSG from (i) furnishing information to (but only pursuant to a confidentiality agreement in customary form and having terms and conditions substantially comparable to the Confidentiality Agreement) or entering into discussions or negotiations with any person or group that makes an unsolicited bona fide
Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of TSG, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Elcotel), determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by Delaware Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person or group, TSG provides written notice to Elcotel to the effect that it is furnishing information to, or entering into discussions or negotiations with such Person or group, and (C) TSG keeps Elcotel informed (which notice shall be provided orally and in writing) of the status and material information including the identity of such Person or group with respect to any such discussions or negotiations and any Alternative Proposal and the material terms thereof and gives Elcotel at least 24 hours' advance notice of any information to be supplied to, and at least 48 hours' advance notice of any agreement to be entered into with, any Person or group making such Alternative Proposal; and
(ii) to the extent required, complying with Rule 14e-2 promulgated under the 1934 Act with regard to an Alternative Proposal.

                  Section D.  Approval of Stockholders.

                    1. TSG shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "TSG Stockholders' Meeting") for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "TSG Stockholders' Approval") as soon as reasonably practicable after the date hereof. Except as provided in the next sentence, the Board of Directors of TSG shall recommend approval and adoption of this Agreement and the Merger by the holders of TSG Common Stock and shall use its best efforts to obtain such approval and adoption. The Board of Directors of TSG shall be permitted to (i) not recommend to the holders of TSG Common Stock that they give the TSG Stockholders' Approval or (ii) withdraw or modify in a manner adverse to Elcotel its recommendation to the holders of TSG Common Stock that they give the TSG Stockholders' Approval, but in each of cases (i) and (ii) only if and to the extent that TSG has complied with Section 5.03 and a Superior Proposal is pending at the time the TSG Board of Directors determines to take any such action or inaction; provided that no such failure to recommend, withdrawal or modification shall be made unless TSG shall have delivered to Elcotel a written notice (a "Notice of Superior Proposal") advising Elcotel that the Board of Directors of TSG has received a Superior Proposal and identifying the Person or group making such Superior Proposal; provided, further that nothing contained in this Agreement shall prevent the Board of Directors of TSG from complying with Rule 14e-2 under the 1934 Act with regard to an Alternative Proposal. For purposes of this Agreement, "Superior Proposal" means any bona fide Alternative Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors of TSG determines in its good faith judgment (based on the advice of an independent reputable financial advisor, taking into account all the terms and conditions of the Alternative Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable and provide greater value to all holders of TSG Common Stock than this Agreement and the Merger taken as a whole;

                    2. Elcotel shall, through its Board of Directors, duly call, give notice of, convene and hold a meeting of its stockholders (the "Elcotel Stockholders' Meeting" and, together with the TSG Stockholders' Meeting, the "Stockholders' Meetings") for the purpose of voting on the issuance of Elcotel Common Stock in the Merger (the "Elcotel Stockholders' Approval") as soon as reasonably practicable after the date hereof. The Board of Directors of Elcotel shall recommend that the stockholders of Elcotel approve such issuances of Elcotel Common Stock, and shall use its best efforts to obtain such approval;

                    3. Elcotel and TSG shall coordinate and cooperate with respect to the timing of the Stockholders' Meetings and shall use their best efforts to cause the Stockholders' Meetings to be held on the same day and as soon as practicable after the date hereof.

                    Section E. Preparation of Form S-4 and Proxy Statement. TSG and Elcotel shall prepare and file with the SEC as soon as reasonably practicable after the date hereof, the Proxy Statement, and Elcotel shall prepare and file with the SEC as soon as reasonably practicable after such date, the Form S-4 in which the Proxy Statement will be included within the prospectus. Elcotel and TSG shall use their best efforts to have the Form S-4 declared effective by the SEC as promptly as practicable after such filing. Elcotel shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to service of process in any jurisdiction where Elcotel is not now so qualified or subject) required to be taken under applicable state blue sky or securities laws in connection with the issuance of Elcotel Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Form S-4, Elcotel shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Elcotel, Merger Subsidiary and TSG shall cooperate with each other in the preparation of the Form S-4 and the Proxy Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Form S-4 and any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Elcotel or TSG, as the case may be, with respect to the Form S-4 or the Proxy Statement. Elcotel shall give TSG and its counsel the opportunity to review and comment on the Form S-4 and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of TSG,
Elcotel, and Merger Subsidiary agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause (x) the Form S-4 to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger, and (y) the Proxy Statement to be mailed to the holders of Elcotel Common Stock and TSG Common Stock entitled to vote at the meetings of the stockholders of Elcotel and TSG at the earliest practicable time.

                  Section F.  Access to Information.

                    1. To the extent permitted by applicable law, from the date hereof until the Effective Time, TSG will give Elcotel, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of TSG and its Subsidiaries, will furnish to Elcotel, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct TSG's employees, auditors, counsel and financial advisors to cooperate with Elcotel in its investigation of the business of TSG and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by TSG to Elcotel hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement dated February 27, 1997 between Elcotel and TSG (the "Confidentiality Agreement").

                    2. To the extent permitted by applicable law, from the date hereof until the Effective Time, Elcotel will give TSG, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Elcotel and its Subsidiaries, will furnish to TSG, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct Elcotel's employees, auditors, counsel and financial advisors to cooperate with TSG in its investigation of the business of Elcotel and its Subsidiaries, provided that no investigation pursuant to this Section shall affect any representation or warranty given by Elcotel to TSG hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the Confidentiality Agreement.

                  Section G.  Notices of Certain Events.

                    1. TSG and Elcotel shall promptly notify each other of:

                         a. any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                         b.  any   notice  or  other   communication   from  any
         Governmental Authority in connection with the transactions contemplated by this Agreement.

                    2. TSG shall promptly notify Elcotel of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting TSG or any Subsidiary of TSG which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or Section 3.17 or which relate to the consummation of the transactions contemplated by this Agreement.

                    3. Elcotel shall promptly notify TSG of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Elcotel or any Subsidiary of Elcotel which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement.

                    Section H. Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of TSG and Elcotel will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental Authorities or any other public or private third parties required of Elcotel, TSG or any of their Subsidiaries to consummate the Merger and the other transactions contemplated hereby, and (b) provide such other information and communications to such Governmental Authorities or other public or private third parties as the other party or such Governmental Authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, each of the parties will
(x) take promptly all actions necessary to make the filings required of Elcotel and TSG or their Affiliates under the HSR Act no later than fifteen business days after the date hereof, (y) comply at the earliest practicable date with any request for additional information received by such party or its Affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general. Without limiting the generality of the foregoing, Elcotel and TSG shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate in determining whether any action by or in respect of, or filing with, any Governmental Authorities is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any contracts, in connection with the consummation of the transactions contemplated by this Agreement, and in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

                    Section I. Public Announcements. So long as this Agreement is in effect, Elcotel and TSG will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the Voting Agreement or the transactions contemplated hereby or thereby and, except as may be required by applicable law, court process or any listing agreement with any national securities exchange or with NASDAQ, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon and approve the same (such approval not to be unreasonably withheld or delayed).

                    Section J. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of TSG or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of TSG or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of TSG acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                    Section K. TSG Affiliates. At least thirty (30) days prior to the Effective Time, TSG shall deliver a letter to Elcotel identifying all persons who, at the time of the TSG Stockholders' Meeting, may, in TSG's reasonable judgment, be deemed to be "affiliates" (as such term is used in Rule 145 under the 1933 Act) of TSG ("TSG Affiliates"). TSG shall use its best efforts to cause each TSG Affiliate to deliver to Elcotel at or prior to the Effective Time a letter substantially in the form and to the effect of Exhibit B hereto (an "Affiliate Letter"). Elcotel shall be entitled to issue appropriate stop transfer instructions to the transfer agent for the Elcotel Common Stock to be issued to TSG Affiliates pursuant to the Merger, consistent with the terms of such Affiliate Letters.

                    Section L. Obligations of Merger Subsidiary. Elcotel will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                    Section M. Listing of Stock. Elcotel shall use its best efforts to cause the shares of Elcotel Common Stock to be issued in connection with the Merger to be approved for listing on the NASDAQ National Market System at or prior to the Effective Time, subject to official notice of issuance.

                    Section N. Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Elcotel and TSG shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

                    Section O. Tax Treatment. Each of Elcotel and TSG shall not take any action and shall not fail to take any action which action or failure to act would cause, or would be reasonably likely to cause, Elcotel, TSG or their respective stockholders (except to the extent that any stockholder of TSG may receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the issuance of Elcotel Common Stock in the Merger, and TSG shall use its reasonable efforts to obtain the opinion of counsel referred to in Section 8.08.

                    Section P. Appointment of Directors. Elcotel shall invite David Steadman, Mark Plaumann, Kenneth Rubin and Vincent Bisceglia to become members of the Board of Directors of Elcotel immediately following the Effective Time and shall increase the size of the Board of Directors of Elcotel to nine members, including those four persons, C. Shelton James, Tracey Gray, Charles Moore and two independent directors who are currently members of the Board of Directors of Elcotel, immediately following the Effective Time.

                                   ARTICLE VI.
                   GENERAL CONDITIONS PRECEDENT TO THE MERGER

                    The obligations of TSG, Elcotel and Merger Subsidiary to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists) of each of the following conditions:

                    Section A. Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the stockholders of TSG in accordance with Delaware Law. The stockholders of Elcotel shall have approved the issuance of Elcotel Common Stock in the Merger by the requisite vote under applicable law and under the applicable rules of the NASDAQ National Market System, as the case may be.

                    Section B. HSR Act. Any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated.

                    Section C. Registration Statement; State Securities Laws. The Form S-4 shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding seeking such an order shall be pending or threatened. Elcotel shall have received all state securities or blue sky permits and other authorizations necessary to issue the Elcotel Common Stock pursuant to this Agreement.

                    Section D. Listing. The shares of Elcotel Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance.

                    Section E. Suits or Other Proceedings. There shall not be pending any suit, action or proceeding by any Governmental Authority, (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, or seeking to obtain from Elcotel or TSG any damages the amount of which would be reasonably likely to have a Material Adverse Effect on TSG or Elcotel, or (ii) seeking to prohibit or limit the ownership or operation by Elcotel, TSG or any of their respective Subsidiaries of, or to compel Elcotel, TSG or any of their respective
Subsidiaries to dispose of or hold separate, any material portion of the business or assets of Elcotel, TSG or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement.

                    Section F. Employment Agreements. Elcotel shall have entered into an employment agreement with each of Vincent Bisceglia, C. Shelton James and Tracey Gray.

                                  ARTICLE VII.
                           CONDITIONS PRECEDENT TO THE
                  OBLIGATIONS OF ELCOTEL AND MERGER SUBSIDIARY

                    The obligations of Elcotel and Merger Subsidiary to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are further subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by Elcotel and Merger Subsidiary in their sole discretion):

                    Section A. Representations and Warranties. The representations and warranties made by TSG in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and TSG shall have delivered to Elcotel a certificate, dated the Closing Date and executed by its President to such effect.

                    Section B. Performance of Obligations. TSG shall have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by TSG at or prior to the Closing, and TSG shall have delivered to Elcotel a certificate, dated the Closing Date and executed by its President to such effect.

                    Section C. No Material Adverse Change. There shall not have been any change in the consolidated business, results of operations, financial condition or prospects of TSG and its Subsidiaries, taken as a whole, between March 28, 1997 and the Closing Date which would have a Material Adverse Effect on TSG.

                    Section D. Consents. Elcotel shall have received consents or waivers from such Persons as are necessary for Elcotel to consummate the transactions contemplated by this Agreement.

                    Section E. Opinion of TSG Counsel. At the Closing, Elcotel shall have received from Greenberg Traurig Hoffman Lipoff Rosen & Quentel, counsel to TSG, a written opinion reasonably satisfactory to Elcotel, dated as of the Closing Date, substantially to the effect as set forth in Exhibit C hereto.

                    Section F. Stockholders Agreement. The Stockholders shall have each entered into the Stockholders Agreement, in the form set forth in Exhibit D hereto.

                    Section G. Proceedings. All proceedings to be taken on the part of TSG in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Elcotel, and Elcotel shall have received copies of all such documents and other evidences as Elcotel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                  ARTICLE VIII.
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF TSG

                    The obligations of TSG to consummate the Merger pursuant to this Agreement and the other transactions required to be consummated by such date by this Agreement are further subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by TSG in its sole discretion):

                    Section A. Representations and Warranties. The representations and warranties made by Elcotel and Merger Subsidiary in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and Elcotel and Merger Subsidiary shall each have delivered to TSG a certificate, dated the Closing Date and executed by Elcotel's Chairman of the Board or President and by Merger Subsidiary's Chairman of the Board or President to such effect.

                    Section B. Performance of Obligations. Elcotel and Merger Subsidiary shall each have performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Elcotel or Merger Subsidiary at or prior to Closing, and Elcotel and Merger Subsidiary shall each have delivered to TSG a certificate, dated the Closing Date and executed by Elcotel's Chairman of the Board or President and by Merger Subsidiary's Chairman of the Board or President to such effect.

                    Section C. No Material Adverse Change. There shall not have been any change in the consolidated business, results of operations, financial condition or prospects of Elcotel and its Subsidiaries, taken as a whole, between March 31, 1997 and the Closing Date which would have a Material Adverse Effect on Elcotel.

                    Section D.  Consents.  TSG shall have  received  consents or
waivers  from  such  Persons  as  are  necessary  for  TSG  to  consummate   the
transactions contemplated by this Agreement.

                    Section E. Opinion of Elcotel Counsel. At the Closing, TSG shall have received from Schnader Harrison Segal & Lewis LLP, counsel to Elcotel, a written opinion reasonably satisfactory to TSG, dated as of the Closing Date, substantially to the effect as set forth in Exhibit E hereto.

                    Section F. Stockholders Agreement. The Stockholders and Elcotel shall have each entered into the Stockholders Agreement, in the form set forth in Exhibit D hereto.

                    Section G. Proceedings. All proceedings to be taken on the part of Elcotel in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to TSG, and TSG shall have received copies of all such documents and other evidences as TSG may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                    Section H. Tax Opinion. TSG shall have received an opinion of counsel, in form and substance reasonably satisfactory to TSG, on the basis of certain facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that neither TSG nor any of its stockholders shall recognize gain or loss for U.S. federal income tax purposes as a result of the Merger (other than in respect of any cash paid in lieu of fractional shares). In rendering the opinions described in the preceding sentence, such counsel may require and rely upon representations contained in this Agreement and in certificates of officers and principal stockholders of TSG, Elcotel and their respective Subsidiaries.

                                   ARTICLE IX.
                                   TERMINATION

                    Section A. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time whether prior to or after Stockholders' Approval:

                    1. By mutual written agreement of TSG and Elcotel duly authorized by action taken by or on behalf of their respective Boards of Directors;

                    2. By either TSG or Elcotel upon notification to the non-terminating party by the terminating party;

                         a. at any time after November 30, 1997 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by or substantially attributable to a breach of this Agreement by the terminating party;

                         b. if (A) TSG  Stockholders'  Approval  (under Delaware
         Law) or (B) Elcotel Stockholders' Approval (under Delaware Law and under the applicable regulations of NASDAQ National Market System), as the case may be, shall not be obtained by reason of the failure to obtain the requisite vote upon a vote held at a meeting of stockholders, or any adjournment thereof, called therefor;

                         c. if (A) there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement, which breach is not curable or, if curable, has not been cured within thirty (30) days following receipt by the non-terminating party of notice of such breach from the terminating party, or (B) any condition precedent to the terminating party's obligations set forth in Article VII, with respect to Elcotel, or Article VIII, with respect to TSG, of this Agreement has not been met or waived by such party by November 30, 1997; or

                         d. if any court of competent jurisdiction or other competent Governmental Authority shall have issued an order making illegal or otherwise restricting, preventing or prohibiting the Merger and such order shall have become final and nonappealable;

                    3. By TSG if (i) the Board of Directors of TSG determines in good faith, based upon the written opinion of outside counsel (a copy of which shall be provided promptly to Elcotel), that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law by reason of an unsolicited bona fide Superior
Proposal having been made; provided that TSG shall have complied with the provisions of clauses (B) and (C) of Section 5.03 and shall notify Elcotel at least 48 hours in advance of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Superior Proposal; or (ii) the Board of Directors of Elcotel shall have withdrawn or modified in a manner materially adverse to TSG its approval or recommendation of this Agreement or the Merger; or

                    4. By Elcotel if the Board of Directors of TSG (x) shall have withdrawn or modified in a manner materially adverse to Elcotel its approval or recommendation of this Agreement or the Merger or (y) shall have recommended a Superior Proposal to the stockholders of TSG or shall have entered into a definitive agreement providing for a Superior Proposal with a Person other than Elcotel.

                  Section B.   Effect of Termination.

                    1. If this Agreement is validly terminated by either TSG or Elcotel pursuant to Section 9.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either TSG or Elcotel (or any of their respective representatives or Affiliates), except (i) that the provisions of Sections 10.05 and 10.08, this Section 9.02 and the Confidentiality Agreement will continue to apply following any such termination,
(ii) that nothing contained herein shall relieve any party hereto from liability for wilful breach of its representations, warranties, covenants or agreements contained in this Agreement and (iii) as provided in paragraph (b) below. The effectiveness of any termination under this Agreement shall be subject to the payments (if any) required to be made pursuant to paragraph (b) below being so made;

                         2. (i) If this Agreement is terminated by (x) TSG pursuant to Section 9.01(c)(i) or (y) by Elcotel pursuant to Section 9.01(d)(y), then TSG shall pay or cause to be paid to Elcotel, by wire transfer of same day funds on the day of such termination, a termination fee of $1,300,000;

                         (ii) In the event that (x) this Agreement is terminated by either party pursuant to Section 9.01(b)(ii)(A) and prior to such termination any person or group shall have made an Alternative Proposal or by Elcotel pursuant to Section 9.01(d)(x), then TSG shall pay or cause to be paid to Elcotel, by wire transfer of same day funds upon receipt of appropriate documentation therefor, Elcotel's documented out-of-pocket expenses relating to this Agreement and the transactions contemplated hereby; provided, however, that such expenses shall not exceed $500,000;

                         (iii) In the event that this Agreement is terminated by
         either party pursuant to Section  9.01(b)(ii)(B)  or by TSG pursuant to
         Section 9.01(c)(ii), then Elcotel shall pay or cause to be paid to TSG, by wire transfer of same day funds upon receipt of appropriate documentation therefor, TSG's documented out-of-pocket expenses relating to this Agreement and the transactions contemplated hereby; provided however, that such expenses shall not exceed $500,000;

                         (iv) In the event that this Agreement is terminated by either party pursuant to Section 9.01(b)(iii), then the non-terminating party shall pay or cause to be paid to the terminating party by wire transfer of same day funds upon receipt of appropriate documentation therefor, the terminating party's documented out-of-pocket expenses relating to this Agreement and the transactions contemplated hereby; provided, however, that such expenses shall not exceed $500,000; and

                    3. The parties acknowledge that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement; accordingly, if either party fails promptly to pay the amount due pursuant to this Section 9.02, and in order to obtain such payment, either party commences a suit which results in a judgment against the non-paying party for any fee or expense reimbursement set forth in this Section 9.02, the non-paying party shall pay to the other party as the case may be, its cost and expenses (including reasonable attorney's fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE X.
                                  MISCELLANEOUS

                    Section A. Notices. All notices, requests and other communications to any party hereunder shall be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class mail postage prepaid), or by overnight express courier (charges prepaid or billed to the account of the sender) to the parties at the following addresses or facsimile numbers:

                  If to Elcotel or Merger Subsidiary, to:

                                       Elcotel, Inc.
                                       6428 Parkland Drive
                                       Sarasota, Florida  34243
                                       Fax:  (941) 751-4716
                                       Attention:  President


                  with a copy to:      Schnader Harrison Segal & Lewis LLP
                                       Suite 3600
                                       1600 Market Street
                                       Philadelphia, Pennsylvania 19103
                                       Fax:  (215) 972-7378
                                       Attention:  Larry P. Laubach, Esquire

                  If to TSG, to:       Technology Service Group, Inc.
                                       20 Mansell Court East
                                       Suite 200
                                       Roswell, Georgia  30075
                                       Fax:  (770) 641-7528
                                       Attention:  President


                  with a copy to:      Greenberg Traurig et al.
                                       153 East 53rd Street
                                       New York, New York 10022
                                       Fax:  (212) 223-7161
                                       Attention:  Judith D. Fryer, Esquire


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if delivered personally, upon delivery, (b) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 10.01 and the appropriate facsimile confirmation is received, (c) if given by mail in the manner described above, on the third business day after mailing, or (d) if delivered by overnight express courier, on the next business day.

                    Section B. Entire Agreement; Non-Survival of Representations and Warranties; Third Party Beneficiaries.

                    1. This Agreement (including any exhibits hereto), the other agreements referred to in this Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Confidentiality Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any Person other than the parties hereto or thereto any rights or remedies (except that Article I is intended to confer rights and remedies on the Persons specified therein);

                    (b) The TSG Disclosure Letter, the Elcotel Disclosure Letter and any Exhibits attached to this Agreement and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein; and

                    (c) The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

                    Section C. Amendment. This Agreement may be amended, supplemented or modified by action taken by or on behalf of the respective Boards of Directors of the parties hereto at any time prior to the Effective Time, whether prior to or after the Stockholders' Approvals shall have been obtained, but after such adoption and approval only to the extent permitted by applicable law. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by or on behalf of each party hereto.

                    Section D. Waiver. At any time prior to the Effective Time, any party hereto may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the covenants, agreements or conditions of the other parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

                    Section  E.  Expenses.  Except  as  otherwise  specified  in
Section 9.02 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, whether or not the Merger is consummated, shall be paid by the party incurring such cost or expense.

                    Section F. Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto except that Merger Subsidiary may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned Subsidiary of Elcotel, it being understood that no such assignment shall relieve Merger Subsidiary from any of its obligations hereunder.

                    Section G. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

                    Section H. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 10.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                    Section I. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                    Section J. Interpretation. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of this Agreement or a Schedule to the Disclosure Letter unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this

Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 13, 1997.

                    Section K. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against public policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                    Section L. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                              ELCOTEL, INC.


                                              By:  /s/  Tracey Gray
                                                 ------------------------
                                                 Name:  Tracey Gray
                                                 Title: President


                                              TECHNOLOGY SERVICE GROUP, INC.


                                              By: /s/  Vincent C. Bisceglia
                                                 -----------------------------
                                                 Name:  Vincent C. Bisceglia
                                                 Title: President & CEO


                                              ELCOTEL HOSPITALITY SERVICE, INC.


                                              By:  /s/  Tracey Gray
                                                 -----------------------------
                                                 Name:  Tracey Gray
                                                 Title: President